UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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XERIUM TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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8537 Six Forks Road

Suite 300

Raleigh, NC 27615

October 6, 2010

Dear Stockholder:

You are cordially invited to attend our 2010 Annual Meeting of Stockholders. The meeting will be held on October 29, 2010 at 9:00 A.M., Eastern Time, at our offices located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The matters to be acted upon at the meeting are described in the accompanying Notice of 2010 Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. Your shares can be represented at the meeting by promptly completing, signing, dating and mailing the accompanying proxy card or voting instruction form. You may also vote by proxy over the Internet.

We hope that you will join us on October 29, 2010. Your continuing interest is very much appreciated.

Sincerely,

Stephen R. Light

President, Chief Executive Officer and Chairman

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 A.M., Eastern Time

Date	October 29, 2010

Place	Offices of Xerium Technologies, Inc. located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

Purpose	1. To elect seven directors.

2. To ratify the selection of Ernst & Young LLP as Xerium Technologies, Inc.’s independent registered public accounting firm.

3. To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Record Date	The directors have fixed the close of business on September 29, 2010 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present a valid picture identification such as a driver’s license or passport. If your company stock is held in a brokerage account or by a bank or other nominee and your name does not appear on the Company’s list of stockholders, you are considered the beneficial owner of shares held in street name. In this case, this proxy statement is being forwarded to you by your broker or nominee. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.

Voting by Proxy	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. You may also vote by proxy over the Internet. If your shares are held in street name, you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders to Be Held on October 29, 2010: the Proxy Statement and Annual Report to Stockholders are available in the Investor Relations section of the Company’s website at www.xerium.com.

By order of the Board of Directors,

Stephen R. Light

October 6, 2010	President, Chief Executive Officer and Chairman

XERIUM TECHNOLOGIES, INC.

8537 Six Forks Road

Suite 300

Raleigh, NC 27615

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 29, 2010

GENERAL INFORMATION

The Board of Directors (the “Board”) of Xerium Technologies, Inc. (“Xerium” or the “Company”) is soliciting proxies for the 2010 Annual Meeting of Stockholders (the “Annual Meeting”). You are receiving a proxy statement because you own shares of Xerium common stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. The proxy statement describes the matters on which the Company would like you to vote and provides information on those matters so that you can make an informed decision. The Company will mail the notice of Annual Meeting, proxy statement and proxy card to stockholders beginning on or about October 6, 2010. Unless otherwise noted, all numbers of shares and share prices relating to the Company’s common stock in this proxy statement reflect the 1-for-20 reverse stock split of the Company’s common stock on May 25, 2010.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders of Xerium to address all business that may come before the meeting and to vote on the following matters:

•	the election of seven directors;

•	the ratification of the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm.

The Board recommends a vote FOR the election of the seven directors and FOR the ratification of the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many Xerium stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As discussed below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with Xerium’s transfer agent, American Stock Transfer and Trust Company (“AST”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by AST on behalf of Xerium. As the stockholder of record, you have the right to grant your voting proxy directly to Xerium or to vote in person at the Annual Meeting. Xerium has enclosed a proxy card for you to use. You may also vote by proxy over the Internet.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How can I attend the Annual Meeting?

If you are listed as a stockholder of record as of September 29, 2010 you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of September 29, 2010.

How can I vote my shares in person at the Annual Meeting?

If you are the stockholder of record you may vote your shares in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you are the beneficial owner of shares held in street name you may vote your shares in person at the Annual Meeting if, in addition to proof of identification, you bring both a brokerage statement or a letter from the record holder indicating that you owned the shares as of September 29, 2010 and a legal proxy from the record holder issued in your name, which you will need to obtain in advance. Even if you plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. For shares you hold directly as the stockholder of record, you may vote by granting a proxy or, for shares you hold beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. You may submit your proxy or voting instruction card by marking, dating and signing it and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. For shares you hold directly as the stockholder of record, please refer to the more detailed instructions included on your proxy card. For shares you hold beneficially in street name, please refer to the more detailed instructions included on the voting instruction card included by your broker or nominee.

If you are a stockholder of record, you may also vote by proxy over the Internet by going to the web site of our tabulator, AST, at http://www. voteproxy.com and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

Can I change my vote?

You may revoke your signed proxy to management at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting new voting instructions over the Internet, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on September 29, 2010.

How many votes can be cast by all stockholders?

There were 14,970,050 shares of the Company’s common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

What is a quorum?

A quorum is the minimum number of shares required to hold a meeting. Under Xerium’s By-Laws, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting, or 7,485,026 shares, must be represented in person or by proxy for a quorum.

What vote is required to approve each item?

For the election of the directors, the seven directors who receive the greatest number of votes cast in favor in person or by proxy will be elected directors.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires approval by a majority of the votes cast in person or by proxy. Although ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in the best interests of Xerium and its stockholders.

If there are insufficient votes to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are treated as having voted against the matter. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Investor Relations

Xerium Technologies, Inc.

8537 Six Forks Road

Suite 300

Raleigh, NC 27615

Telephone: 919-526-1444

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Information with Respect to Nominees for Directors

Seven directors will be elected at the Annual Meeting. The Board has recommended as nominees for election as directors the persons named in the table below. All of the nominees are currently directors of the Company. All directors elected at the Annual Meeting will serve until the 2011 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. For a discussion of the arrangements pursuant to which certain directors were selected, see the section “Chapter 11 Filing, Emergence and Plan of Reorganization” below.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election as directors of the seven nominees listed below. The Company has no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

The following table sets forth as to each nominee for election at the Annual Meeting: (i) the nominee’s positions with the Company and principal occupation during the past five years; (ii) the nominee’s other directorships, including any directorships held during the past five years, with publicly held companies or investment companies; (iii) the nominee’s age as of September 29, 2010; and (iv) the nominee’s period of service as a director of the Company.

Name	Positions with the Company and Principal Occupation and Other Directorships	Age	Director Since
Stephen R. Light	Mr. Light has served as the Company’s President, Chief Executive Officer and as a director since February 2008. Beginning in July 2008, Mr. Light has also served as Chairman. Mr. Light was previously President and Chief Executive Officer of Flow International Corp., a publicly traded producer of industrial waterjet cutting and cleaning equipment from January 2003 to July 2007. Prior to Flow, Mr. Light was President and Chief Executive Officer of OmniQuip Textron from October 2000 to January 2003. Mr. Light has also held various management positions within General Electric Company, Emerson Electric Co. and Koninklijke Philips N.V. Mr. Light’s leadership skills and management experience, including serving as Chief Executive Officer for multiple companies, qualify him to serve on the Board. As the Company’s Chief Executive Officer, Mr. Light brings to the Board a critical perspective and understanding of the Company’s business strategy, and can provide the Board valuable insight into the management and operations of the Company.	64	February 2008

Name	Positions with the Company and Principal Occupation and Other Directorships	Age	Director Since

Ambassador April H. Foley	Ambassador Foley has served as a director since May 25, 2010. Ambassador Foley served as the United States Ambassador to Hungary from 2006-2009. Prior to serving as U.S. Ambassador to Hungary, she held several positions at the Export-Import Bank of the United States. After first serving as a Director of the Bank, she was appointed to be First Vice President and Vice Chairman in 2003. Ambassador Foley also previously held various positions with PepsiCo, Inc. She also serves on the Board of Directors of Alliant Techsystems Inc., an aerospace and defense company. Ambassador Foley’s financial background and international experience, including her public service for the federal government of the United States, qualify her to serve on the Board. Ambassador Foley’s extensive knowledge of international affairs, including the international financial system, enables her to offer valuable insight, judgment and perspectives in support of the Board’s oversight role and its other functions.	63	May 2010

Jay J. Gurandiano	Mr. Gurandiano has served as a director since December 1, 2008. He has been the Managing Director of Stone House Investment Holdings Inc., an investment holdings company, since January 2001. He also served as the Chairman of the Board of Directors of Ainsworth Lumber Co. Ltd., a lumber and wood products company, until May 2010. Mr. Gurandiano brings to the Board significant management experience, particularly with respect to the paper industry, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his legal background and his private equity investment experience.	64	December 2008

John F. McGovern	Mr. McGovern has served as a director since May 25, 2010. Mr. McGovern is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Mr. McGovern brings to the Board significant executive leadership and financial experience in the paper industry, including his experience as Chief Financial Officer of Georgia-Pacific Corporation. In addition, Mr. McGovern brings to the Board the views and judgment of a leader who is highly respected for his business expertise and acumen.	64	May 2010

Name	Positions with the Company and Principal Occupation and Other Directorships	Age	Director Since

Edward Paquette	Mr. Paquette has served as a director since July 2004. He served as Vice President, Chief Financial Officer and a director of Standex International Corp., a diversified manufacturing company listed on the New York Stock Exchange (“NYSE”), from September 1997 to August 2001, when he retired. Prior to joining Standex International Corp., he was a certified public accountant and partner at Deloitte & Touche LLP for 26 years. Mr. Paquette’s financial expertise and accounting skills, as well as his past management experience with a manufacturing company, qualify him to serve on the Board. Mr. Paquette has over six years of service on the Board and at various times has served on the Nominating and Governance Committee, the Compensation Committee and the Audit Committee, including as Chairman of the Audit Committee. Mr. Paquette’s tenure and knowledge of the Company’s history and the functioning of the Board brings continuity of experience to the Board. In addition, he brings significant financial experience to the Board from his service as a Chief Financial Officer and certified public accountant.	75	July 2004

Marc Saiontz	Mr. Saiontz has served as a director since May 25, 2010. He is currently a Managing Director of American Securities LLC, with whom he has been with for more than a dozen years. Mr. Saiontz is currently a director of Weasler Engineering, PDM Bridge, NEP Broadcasting and Unison Holdings. He was previously a director of Unifrax Corporation. Mr. Saiontz attended Stanford Graduate School of Business and during this time worked overseas with a European-based telecommunications and infrastructure company. Mr. Saiontz’s business, management and investment experience qualify him to serve on the Board. Mr. Saiontz brings to the Board a wealth of experience as a director who has served in several roles on the boards of various companies. In addition, the Company believes that given Mr. Saiontz’s affiliation with American Securities, a significant lender and stockholder of the Company, he can serve as a valuable resource to the Board in understanding and interfacing with the Company’s stakeholders.	38	May 2010

James F. Wilson	Mr. Wilson has served as a director since May 25, 2010. He has been a principal of Carl Marks Management Company, LLC since 2001, which manages investment partnerships focused on distressed securities. Mr. Wilson earned a B.A. in Economics from Dartmouth College, and an MBA from Harvard Graduate School of Business Administration. Mr. Wilson’s investment management and business experience qualify him to serve on the Board. In addition, the Company believes that given Mr. Wilson’s affiliation with Carl Marks, a significant lender and stockholder of the Company, he can serve as a valuable resource to the Board in understanding and interfacing with the Company’s stakeholders.	53	May 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR NAMED ABOVE.

Chapter 11 Filing, Emergence and Plan of Reorganization

On March 30, 2010, the Company and certain of its subsidiaries (the “Debtor Subsidiaries”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 12, 2010, the Bankruptcy Court held a hearing to consider confirmation of the Company’s amended joint prepackaged plan of reorganization (the “Plan of Reorganization”) and entered an order confirming the Plan of Reorganization. On May 25, 2010 (the “Effective Date”), the Plan of Reorganization became effective and the Company and the Debtor Subsidiaries emerged from chapter 11.

Upon the Effective Date, by operation of the Plan of Reorganization, and as discussed in “Certain Relationships and Related Transactions – Plan of Reorganization,” all of the Company’s common stock then outstanding, par value $0.01 (the “Old Common Stock”) was cancelled and approximately 82.6% of the Company’s new common stock, par value $0.001 (the “New Common Stock”) was issued to the Company’s lenders and swap counterparties. Holders of the Company’s Old Common Stock were issued approximately 17.4% of the New Common Stock, along with warrants to purchase up to an additional 10% of the New Common Stock outstanding on the Effective Date on a fully diluted basis. As a result of these issuances, Apax Europe IV GP Co. Ltd. and its affiliated entities, which previously owned approximately 48.8% of the Company’s Old Common Stock, owned approximately 8.4% of the Company’s New Common Stock on the Effective Date, along with warrants to purchase an additional 5.4%.

The Plan of Reorganization provided that the Board of Directors was to be reconstituted to consist of seven directors, including the Chief Executive Officer, one director nominated by the Company’s current Board, and five directors nominated by certain of the Company’s lenders. Pursuant to the Plan of Reorganization, on the Effective Date, the Board was reconstituted and is comprised of Stephen R. Light, Ambassador April H. Foley, Jay Gurandiano, John G. McGovern, Edward Paquette, Marc Saiontz and James F. Wilson. In addition, the Company entered into (i) a Director Nomination Agreement with AS Investors, LLC (together with its affiliates, “American Securities”), and (ii) a Director Nomination Agreement with Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. (together with their affiliates, “Carl Marks”). These agreements enable American Securities and Carl Marks to designate one director each for nomination to the Board, and are described in the section “Certain Relationships and Related Transactions—Director Nomination Agreements” below. Messrs. Saiontz and Wilson were nominated to the Board pursuant to the Director Nomination Agreements.

On the date that the chapter 11 petitions were filed, Messrs. Light, Badrinas, Johnson, Pretty, and Fracasso were serving as executive officers of the Company, and, in some cases, executive officers of the Debtor Subsidiaries.

CORPORATE GOVERNANCE

Director Independence

The Board has adopted Corporate Governance Guidelines that include standards for the independence of directors in accordance with the rules and regulations of the NYSE. The standards for the independence of directors are included in the Corporate Governance Guidelines available on the Company’s website at www.xerium.com. Using the standards set forth in the Corporate Governance Guidelines, the Board has determined that each of Ambassador Foley and Messrs. Gurandiano, McGovern, Paquette, Saiontz and Wilson is independent.

Board Meetings and Director Attendance at the Annual Meeting

The Board held 21 meetings during 2009. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that director served during 2009 (in each case, which were held during the period for which he was a director and/or a member of the applicable committee). The Company encourages the directors to attend Annual Meetings of Stockholders and believes that attendance at Annual Meetings of Stockholders is just as important as attendance at meetings of the Board and its committees. All of the Company’s eight directors at the time attended the 2009 Annual Meeting of Stockholders.

Board Leadership Structure

The Company’s President and Chief Executive Officer is also the Chairman of the Board, and the Company has a lead independent director with broad authority and responsibility. The Board has determined that it is appropriate for Stephen R. Light to serve as the Company’s President and Chief Executive Officer since Mr. Light has the most familiarity with the Company and its unique challenges from his position in senior management. Mr. Light has been the Company’s President and Chief Executive Officer since February 2008 and the Chairman since July 2008 and oversaw the Company’s prepackaged chapter 11 bankruptcy proceedings and emergence. The Board also believes Mr. Light’s combined role provides the Company with strong and consistent leadership and is the most effective way to ensure that the Company remains focused on the key issues affecting the Company. Mr. Light also acts as a bridge between management and the Board, helping both groups to act with common purpose and thereby ensuring maximum value for shareholders.

James F. Wilson currently serves as the Board’s lead independent director. The lead independent director’s responsibilities include (1) setting the agenda for executive sessions of the Board held among independent directors; (2) calling meetings of the independent directors, as necessary; and (3) serving as liaison between the Chairman and the independent directors. The role of the lead independent director is flexible and helps promote a strong, independent oversight function of the Board. This oversight function is enhanced by the fact that each committee of the Board is comprised entirely of independent directors.

Given the experience of Mr. Light and the role of the lead independent director, the Board finds the combined role of the President, Chief Executive Officer and Chairman to be in the best long-term interests of the Company and its shareholders at this time.

Board Oversight and Risk Management

The Company operates in a complex environment and is subject to a number of significant risks. The Board works with the Company’s management to manage the various risks the Company faces. The role of the Board is one of oversight of the Company’s risk management processes and procedures; the role of management is to develop and implement those processes and procedures on a strategic and daily basis and to identify, manage and mitigate the risks that the Company faces. As part of its oversight role, the Board regularly discusses, both with and without management present, the Company’s risk profile and how the Company’s business strategy effectively manages and leverages the risks that the Company faces.

To facilitate its oversight of the Company, the Board has delegated certain functions (including the oversight of risks related to these functions) to committees of the Board. The Audit Committee reviews and discusses with management the Company’s policies relating to financial risk assessment and management, including steps that management has taken or should have taken to minimize risk to the Company; the Compensation Committee evaluates the risks presented by the Company’s compensation programs and analyzes these risks when designing compensation plans; and the Nominating and Corporate Governance Committee oversees the Company’s policies related to risk management and assessment. The roles of these committees are discussed in more detail below.

Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Board Committees

The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees, as described more fully below. Each of the Compensation and Nominating and Governance Committees is comprised of six independent directors, and the Audit Committee is comprised of four independent directors. The Company also has a standing Executive Committee, comprised of Messrs. Light, Saiontz and Wilson, which meets periodically to discuss the Company’s strategic considerations.

Audit Committee. Edward Paquette and John F. McGovern are the co-chairmen and Ambassador April H. Foley and Jay J. Gurandiano are the other current members of the Company’s Audit Committee. The Company’s Audit Committee met 10 times during 2009. The Board has determined that each member of the Company’s Audit Committee is independent within the meaning of the rules and regulations of the NYSE. Furthermore, as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company other than Board and committee fees. The Board has determined that Edward Paquette and John F. McGovern are “audit committee financial experts” within the meaning of the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter that is available free of charge on the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Company’s Audit Committee are as follows: (a) to monitor the Company’s financial reporting process and internal control systems, including the Company’s policies relating to financial risk assessment and management; (b) to appoint and replace the Company’s Independent Registered Public Accounting Firm, determine its compensation and other terms of engagement and oversee its work; (c) to oversee the performance of the Company’s internal audit function; and (d) to oversee the Company’s compliance with legal, ethical and regulatory matters. The Audit Committee and the Board have established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for confidential, anonymous submission by Company employees of concerns regarding questionable accounting or other matters, as described under “Policies on Communicating with Non-Management Directors and Reporting Concerns Regarding Accounting and Other Matters.” The Audit Committee also has the authority to hire independent counsel and other advisors to carry out the Audit Committee’s duties, and the Company is required to provide appropriate funding, as the Audit Committee determines, to compensate any advisors retained by the Audit Committee.

The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee. Jay J. Gurandiano is the chairman and Ambassador April H. Foley, John F. McGovern, Edward Paquette, Marc Saiontz and James F. Wilson are the other current members of the

Company’s Compensation Committee. The Compensation Committee met 10 times during 2009. The Board has determined that each member of the Compensation Committee is independent within the meaning of the rules and regulations of the NYSE. The Compensation Committee operates pursuant to a written charter that is available free of charge on the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Company’s Compensation Committee are as follows: (a) to provide oversight on the development and implementation of the Company’s compensation policies, strategies, plans and programs for its key employees and disclosure relating to these matters; (b) to review and approve the compensation of the Company’s chief executive officer and the other executive officers of the Company and its subsidiaries; (c) to provide oversight concerning the selection of officers, management succession planning, performance of individual executives, and related matters.

The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report.”

Nominating and Corporate Governance Committee. Ambassador April H. Foley is the current chairperson and Jay J. Gurandiano, John F. McGovern, Edward Paquette, Marc Saiontz and James F. Wilson are the other current members of the Company’s Nominating and Corporate Governance Committee. The Company’s Nominating and Corporate Governance Committee met 6 times during 2009. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the rules and regulations of the NYSE. The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available free of charge on the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows: (a) to establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; (b) to make recommendations regarding proposals submitted by the Company’s shareholders; (c) to make recommendations to the Board regarding corporate governance matters and practices, including compensation for outside directors, and (d) overall oversight of the Company’s enterprise risk management processes (ERP).

In identifying and recommending nominees for positions on the Board, the Nominating and Corporate Governance Committee takes into account each candidate’s ability, judgment and experience and the overall diversity and composition of the Board. A candidate’s skills and experience must also support the Company’s strategy. The Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in the Company’s Corporate Governance Guidelines, namely, and not to imply priority: (1) broad-based business skills and experiences; (2) prominence and reputation in their profession; (3) global business perspective; (4) concern for the long-term interests of the stockholders; and (5) personal integrity and judgment. The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chair of the Nominating and Corporate Governance Committee enters into a discussion with that candidate.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. It is the policy of the Nominating and Corporate Governance Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Nominating and Corporate Governance Committee for election at the Company’s 2011 Annual Meeting of Stockholders is described under “Stockholder Proposals.”

In addition, the Company has entered into Director Nomination Agreements with each of American Securities and Carl Marks, which enable them to designate one director each for nomination to the Board. These agreements are described under “Certain Relationships and Related Transactions—Director Nomination Agreements.”

Independent Director Meetings

In addition to the meetings of the committees of the Board described above, the Company’s independent directors met four times in executive session during 2009; all of such executive sessions were in connection with Board meetings. The Company’s Corporate Governance Guidelines provide that these executive sessions be chaired on a rotating basis by the chairs of the respective standing Committees. The independent directors are currently Ambassador Foley and Messrs. Gurandiano, McGovern, Paquette, Saiontz and Wilson. The Board has established a procedure whereby interested parties may make their concerns known to the independent directors, which is described under “Policies on Communicating with Non-Management Directors and Reporting of Concerns Regarding Accounting and Other Matters.”

Processes and Procedures for Executive and Director Compensation

For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” and “Compensation of Directors.”

Corporate Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company has adopted a Corporate Code of Business Conduct and Ethics for its directors, officers and employees, including its chief executive officer, chief financial officer and controller. A copy of the Company’s Corporate Code of Business Conduct and Ethics may be accessed free of charge by visiting the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver from, a provision of the Corporate Code of Business Conduct and Ethics that applies to its chief executive officer, chief financial officer or controller by posting the amendment or waiver to its website.

A copy of the Company’s Corporate Governance Guidelines may also be accessed free of charge by visiting the Company’s website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

Policies on Communicating with Independent Directors and Reporting of Concerns Regarding Accounting and Other Matters

The Board and the Audit Committee have adopted policies on communicating with the independent directors and reporting concerns regarding accounting and other matters. Any shareholder or other interested party who wishes to communicate with the Chairman of the Board may do so by writing to Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. Shareholders or other interested parties who wish to communicate with the independent directors may do so by writing to Independent Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. These communications will be handled by the chairman and forwarded to the independent directors at or prior to the next meeting of the independent directors. Shareholders or other interested parties who wish to communicate with the Board may do so by writing to: Board of Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. These communications will be handled by the chairman and forwarded to directors at or prior to the next meeting of the directors. Any person, whether or not an employee, who has a concern about the conduct of the Company, or any of its people, including with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern by writing to Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615, attention: Compliance Officer, through the Internet at www.ethicspoint.com or by calling 866-293-2399.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for 2009, and has discussed these statements with management. The Audit Committee has also discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm during the 2009 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees).

The Audit Committee also received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the 2009 audited financial statements be included in the Company’s Annual Report on Form 10-K for 2009, for filing with the SEC.

With respect to the above matters, the Audit Committee submits this report.*

Mr. Edward Paquette, Chairman

Mr. Jay J. Gurandiano

*	Ambassador April H. Foley and Mr. John F. McGovern, who are current members of the Audit Committee, did not participate in this review, as the Company’s Annual Report on Form 10-K for 2009 was filed prior to their election to the Board.

MANAGEMENT AND EXECUTIVE COMPENSATION

Management

The following table sets forth information regarding the Company’s executive officers as of September 29, 2010. For a discussion of the involvement of certain of the Company’s executive officers in the Company’s chapter 11 proceedings, see “Chapter 11 Filing, Emergence and Plan of Reorganization.”

Name	Age	Position
Stephen R. Light	64	President, Chief Executive Officer and Chairman
Brian Fox	44	Interim Chief Financial Officer and Chief Accounting Officer
Joan Badrinas Ardèvol	56	President – Europe Rolls and Chief Technology Officer
Thomas Johnson	58	President – Xerium Asia
David Pretty	47	President – Xerium Europe PMC and North America
Eduardo Fracasso	50	President – Xerium South America
Kevin McDougall	52	Executive Vice President, General Counsel

Stephen R. Light has served as the Company’s President, Chief Executive Officer and as a director since February 2008. Beginning in July 2008, he has also served as the Company’s Chairman. He was previously President and Chief Executive Officer of Flow International Corp., a publicly traded producer of industrial waterjet cutting and cleaning equipment from January 2003 to July 2007. Prior to Flow, Mr. Light was President and Chief Executive Officer of OmniQuip Textron from October 2000 to January 2003. Mr. Light has also held various management positions within General Electric Company, Emerson Electric Co. and Koninklijke Philips N.V.

Brian Fox has served as the Company’s Interim Chief Financial Officer and Chief Accounting Officer since August 2010 pursuant to an agreement, effective July 12, 2010, with AlixPartners, LLP (“AlixPartners”). Mr. Fox has served in various capacities, including as a Managing Director, at AlixPartners since November 2007. From 2000 to October 2007, Mr. Fox was a managing director at Conway, Del Genio Gries & Co., LLC, a boutique consulting firm providing financial advisory services.

Joan Badrinas Ardèvol has served as the Company’s President—Europe Rolls since February 2010 and Chief Technology Officer since February 2008. Mr. Badrinas served as the Company’s President—Clothing Europe since joining Xerium in July 2006 until February 2008. He served as President of Trelleborg Automotive Europe from September 2000 until July 2006. From May 1996 until 2000, Mr. Badrinas was Group Technical Director of BTR Anti-Vibrations Systems, which was sold to Trelleborg AB and became Trelleborg Automotive Europe. Previously, from 1984 to 1996, he held a series of positions ranging from Product Development Engineer to Industrial Operations Director with Pendelastica s.a. in Spain, a manufacturer of rubber and metal anti-vibration components used in automotive applications.

Thomas Johnson has served as the Company’s President—Xerium Asia since September 2008. Mr. Johnson served as the Company’s Executive Vice President—Corporate Operations since joining Xerium in April 2008 until September 2008. From August 1996 until November 2007, he served as Executive Vice President—Flow Asia of Flow International Corporation, a company that develops and manufactures ultrahigh-pressure (UHP) waterjet technology, and is a provider of robotics and assembly equipment.

David Pretty has served as President—Xerium North America since February 2008 and Europe PMC since February 2010. He served as President—Weavexx, the Company’s North American clothing operation, from December 2005 until February 2008. From November 2004 to December 2005 he was the Senior Vice President—Sales, Marketing, Technology and Operations for Weavexx. From August 2003 to November 2004 he was the Senior Vice President—Sales, Marketing and Technology for Weavexx. From August 2000 until August 2003 he was the Vice President—Sales and Marketing for Weavexx.

Eduardo Fracasso has served as President—Xerium South America since January 2008. From June 2007 to December 2007 he served as President—Xerium Brazil. Prior to that, he held various operational positions within the Company’s Brazilian subsidiaries over a period of approximately 18 years, most recently as Operational Director.

Kevin McDougall has served as Executive Vice President and General Counsel since April 2010. From 2007 to April 2010, he served as Executive Vice President and General Counsel of HVM, LLC, the management company for Extended Stay Hotels, a hotel chain. From 2003 to 2007, Mr. McDougall was employed at BI-LO LLC and Bruno’s Supermarkets, Inc., a supermarket chain, most recently serving as Senior Vice President, General Counsel and Secretary. In February 2009 and March 2009, respectively, Bruno’s and BI-LO each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code. From 1998 to 2002, he was the Vice President and General Counsel-Worldwide at Bell & Howell/Bell & Howell Mail and Messaging Technologies Company, a developer of production mail equipment and software technologies. He also served as Corporate Counsel (from 1986 to 1991) and Vice President and Senior Counsel (from 1991 to 1998) at GE Capital/GE Capital Mortgage Corporation.

Compensation Discussion & Analysis

Overview of Compensation Program. The Compensation Committee operates under a written charter adopted by the Board and discharges the responsibilities of the Board relating to the compensation of the Company’s executive officers. In 2009, the executive officers’ compensation had three primary components: base compensation or salary, short-term incentive compensation and long-term equity based awards. Executive officers also receive a variety of benefits. These include benefits that are available generally to all salaried employees in the geographical location where the executive officer is based, as well as benefits available only to executive officers generally or a particular executive officer.

Named Executive Officers. This Compensation Discussion & Analysis provides information regarding the compensation paid to the following individuals, referred to as the “Named Executive Officers,” in 2009:

•	Stephen R. Light, President, Chief Executive Officer and Chairman

•	David G. Maffucci, Former Executive Vice President and Chief Financial Officer

•	Michael O’Donnell, Former Executive Vice President and Chief Financial Officer

•	David Pretty, President – Xerium Europe PMC and North America

•	Joan Badrinas Ardèvol, President – Europe Rolls and Chief Technology Officer

•	Peter Williamson, Former President – Xerium Europe

On May 1, 2009, Mr. O’Donnell resigned as the Company’s Executive Vice President and Chief Financial Officer. On June 8, 2009, David G. Maffucci, then a non-management director of Xerium, became Executive Vice President and Chief Financial Officer. On March 31, 2010, Mr. Williamson ceased serving as President—Xerium Europe when the term of his employment agreement expired and was not renewed. On August 13, 2010, Mr. Maffucci ceased serving as Executive Vice President and Chief Financial Officer, and Mr. Fox began serving as interim Chief Financial Officer and Chief Accounting Officer.

Compensation Philosophy and Objectives. With respect to 2009, the Compensation Committee believed that the most effective executive compensation program is one that is tied to Xerium’s achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance at and above established metrics, with the ultimate objective of improving stockholder value. The Compensation Committee evaluated both performance and compensation in an effort to enhance the Company’s ability to retain and, as necessary, attract superior employees in key positions. The Compensation Committee designed executive compensation packages for executives, including the Named Executive Officers, that included both cash and stock-based compensation. While the Company had no specific policy or rigid formula regarding the proportion of total compensation that constitutes cash compensation or stock-based compensation, the Compensation Committee balanced these compensation elements to reward annual results, motivate long-term performance, strengthen executive retention, and align the interests of executive officers with the interests of stockholders. In determining the appropriate balance of cash and stock-based compensation, the Compensation Committee considered, among other things, the total amount of equity of Xerium that the executive officer holds, the motivational value of various components of compensation to the executive officer, the compensation practices of other similarly situated companies, the cost to the Company of each compensation element, and the overall balance and reasonableness of the executive officer’s total compensation package. The Compensation Committee also assessed the potential share dilution resulting from “at plan” award levels of equity compensation.

Effect of 2009 Business Conditions on Executive Compensation. In light of difficult conditions in the paper industry and their impact on the Company’s ability to achieve performance targets for both cash and equity awards, the Compensation Committee considered executive retention in structuring the executive compensation program for 2009. The Compensation Committee also considered that previously granted performance-based equity awards were not on target to vest, due in part to industry performance issues that were beyond the control of the management team. At the same time, the Compensation Committee considered the ability of the management team to succeed in streamlining costs and managing the Company’s resources under difficult economic conditions, as well as their contributions to the Company’s restructuring efforts. No discretionary base salary actions were taken for any of the members of the Company’s executive management team in 2009.

Compensation Philosophy for 2010 and Future Years. In August 2010, the Compensation Committee adopted a revised compensation philosophy applicable to the 2010 and future fiscal years. Given the circumstances brought about by the Company’s bankruptcy and restructuring, the Committee recognized the need for total compensation of its executive officers to be at the higher end of the 50th to 75th percentile range of comparable companies for similar executive positions to ensure retention and engagement of the Company’s senior management team. However, the Committee believes that, over time, executive compensation levels, both in the aggregate and on an individual element basis, should migrate towards the median (50th percentile) of comparable companies for similar executive positions.

Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all compensation decisions for the executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation, including with respect to salary adjustments, structure of annual awards, annual award amounts and specified performance thresholds at which incentives would be earned for both himself and the other executive officers. The Chief Executive Officer discusses with the Compensation Committee the Company’s performance and the individual performance of himself and the other executive officers at least annually. In addition to the Chief Executive Officer, the Chief Financial Officer, General Counsel and the Vice President, Human Resources are sometimes present for discussions of the Compensation Committee regarding compensation of executive officers. While the Compensation Committee considers the recommendations of the Chief Executive Officer, the Compensation Committee ultimately decides salary adjustments, the structure of annual and long-term awards and annual and long-term award amounts for all executive officers.

Setting Executive Compensation. At the request of the Compensation Committee, the Company engaged Towers Watson & Co., an internationally recognized compensation consulting firm, to conduct an annual review of its cash and equity compensation program for the Chief Executive Officer and other executive officers in order to assist the Compensation Committee in establishing compensation for 2009. Towers Watson & Co. provided the Compensation Committee with relevant market data to consider when making compensation decisions for the executive officers. In connection with its compensation review for the Company, in addition to general survey data, Towers Watson & Co. considered the cash and equity compensation practices of 15 publicly held companies in the manufacturing industry. The companies included in the study were the following:

•Actuant Corporation	•Kaydon Corporation

•Albany International Corp.	•Lydall, Inc.

•Barnes Group Inc.	•Nordson Corporation

•Circor International, Inc.	•Simpson Manufacturing Company Inc.

•CLARCOR Inc.	•Standex International Corporation

•Gerber Scientific, Inc.	•Tennant Company

•Idex Corp.	•Watts Water Technologies, Inc.

•Kadant Inc.

These companies included in the Towers Watson & Co. study were chosen based on certain business characteristics similar to those of Xerium, including: annual revenues, employee headcount, geographic scope of business, and type of business. In addition to peer group information and general survey data, the Compensation Committee has historically taken into account input from other sources, including input from other independent members of the Board of Directors, publicly available data relating to the compensation practices and policies of other companies within and outside of the Company’s industry, and targeted publications of independent associations of corporate directors. The Compensation Committee does not view benchmarking as an appropriate stand-alone tool for setting compensation because it believes that there are aspects of each peer company’s business, objectives and particular circumstances that may be unique to that company. The Compensation Committee uses the peer group data as a reference point, and gathering this information is an important part of the Compensation Committee’s compensation-related decision-making process. The Committee anticipates continuing and enhancing its use of peer group data in establishing the Company’s executive compensation in 2010 and future fiscal years.

Towers Watson & Co. has provided additional services to the Company, including the provision of actuarial services and consulting services relating to certain pension and post-retirement plans of Xerium and its subsidiaries. The Compensation Committee has in the past and may in the future retain the services of third-party executive compensation specialists, as the Committee sees fit, in connection with the establishment of cash and equity compensation and related policies.

2009 Executive Compensation Components. For the fiscal year ended December 31, 2009, the principal components of compensation for the Company’s Named Executive Officers were base salary, short-term incentive compensation and long-term equity based awards.

For 2009, the Company did not have a formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, in consultation with the Chief Executive Officer, determined subjectively what it believed to be the appropriate level and mix of the various compensation components. While the particular compensation objectives that each element of executive compensation serves are set forth below, the Compensation Committee believed that each element of compensation, to a greater or lesser extent, served each of the objectives of the Company’s executive compensation program. The Company’s policy was to provide its executive officers with compensation opportunities that were based upon the Company’s performance, their individual performance and their contribution to the Company’s performance. The elements of individual performance that were considered by the Compensation Committee include both directly quantifiable metrics, such as achievement of business unit performance goals, in the case of individuals running business units, and factors that are not directly quantifiable, such as demonstrated leadership, responsiveness to unforeseen situations, ability to operate within challenging business environments, teamwork and demonstration of other values and work ethic that the Company believed is critical to the Company’s success.

Base Salary. The Compensation Committee annually reviews and approves the base salary of the chief executive officer and the Company’s other executive officers.

In making these determinations, the Compensation Committee considers various factors such as the Company’s performance, the executive’s performance and responsibilities, leadership, years of experience, competitive salaries within the marketplace, and the executive’s total compensation package. The following table sets forth annual base salary rates in effect at December 31, 2009 and December 31, 2008 for each of the Named Executive Officers, as well as percentage increases from 2008 to 2009:

Name	2009 Salary	2008 Salary	Percent Increase
Stephen R. Light	$710,000	$710,000	—
David G. Maffucci(1)	$415,000	—	—
Michael O’Donnell(1)	$415,000	$415,000	—
David Pretty	$350,000	$350,000	—
Peter Williamson(2)	$426,362	$449,820	—
Joan Badrinas Ardèvol(3)	$383,169	$404,250	—

(1)	Mr. Maffucci served as Xerium’s Executive Vice President and Chief Financial Officer from June 8, 2009 until August 13, 2010. Prior to that date, he served as a non-management director on Xerium’s Board of Directors. Mr. Maffucci replaced Mr. O’Donnell, who resigned from Xerium on May 1, 2009.

(2)	Mr. Williamson’s 2009 salary was 306,000 Euros and is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2009, and his 2008 salary was 306,000 Euros and is converted from Euros at an assumed exchange rate of $1.47 per Euro, which represents the average exchange rate for 2008. The percent increase column is calculated based on the increase in the amount of Euros.
(3)	Mr. Badrinas’ 2009 salary was 275,000 Euros and is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2009, and his 2008 salary was 275,000 Euros and is converted from Euros at an assumed exchange rate of $1.47 per Euro, which represents the average exchange rate for 2008. The percent increase column is calculated based on the increase in the amount of Euros.

For 2009, the Compensation Committee did not change the base salary of any of the Named Executive Officers from that in effect as of the end of 2008. The 2009 salary column for each of Messrs. Williamson and Badrinas in the table above and in the Summary Compensation Table does not set forth the same amounts as the 2008 salary column due to fluctuations in the currency exchange rates between the U.S. Dollar and the Euro.

In setting the amount of base salary of the Company’s Chief Financial Officer for 2009, the Compensation Committee determined that it was in the Company’s best interests to attract and retain a Chief Financial Officer with proven strategic skills, extensive financial strength, and a deep understanding of the Company’s business, which Mr. Maffucci had demonstrated during his service as a non-management director and Chairman of the Audit Committee, and that the Chief Financial Officer’s base salary should be set at a level reflective of that objective. The Compensation Committee believes that Mr. Maffucci’s base salary was commensurate with his experience, qualifications and scope of responsibilities.

Short-Term Incentive Compensation. In order to reinforce the importance of increasing stockholder value, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of annual performance-based incentives. In 2009, the Company adopted two programs to provide for short-term incentive compensation to its executive officers for this purpose: the Performance Award Program (the “Performance Award Program for 2009”) and a discretionary cash bonus (the “Discretionary Cash Bonus for 2009”). Because the requirements under the Performance Award Program for 2009 were not achieved, no awards were made to executive officers under the Performance Award Program for 2009.

On April 15, 2009, Xerium adopted its Performance Award Program for 2009. The Performance Award Program for 2009 provided that the Compensation Committee could pay up to 50% of the awards in cash, with the balance to be paid in restricted stock units of Xerium that would be fully vested at grant and settled in shares of common stock 91 days thereafter. The Compensation Committee chose this combination to balance the desire to provide executives with cash compensation for annual performance with the goal of aligning management with stockholder interests through stock ownership.

Each award under the Performance Award Program for 2009 had a time-based and a performance-based component. The time-based portion of each award would be earned if the participant remained continuously employed by the Company or a subsidiary through the date awards were paid, which would occur no later than March 31 of the calendar year following the performance year, and the Company was in compliance with the financial covenants in its senior credit facility (“Credit Agreement”) at the end of each quarter.

The Performance Award Program for 2009 provided for five types of performance-based awards for 2009: corporate awards, North America division awards, South America division awards, Europe division awards and Asia division awards. Some participants received only a corporate award, while others received both a corporate and a division award. Two measures of performance were relevant in determining the total amount to be paid out under each of the awards: a cash metric and an Adjusted EBITDA metric (as applied at the corporate or division level, as appropriate). These measures of performance were established consistent with the Company’s strategies of debt reduction, new product development, and emphasis on the contributions of employees. With corporate and division awards, each of the cash measure and the Adjusted EBITDA measure was assigned a relative weight. A specific target award was set for each participant in the Performance Award Program for 2009 equal to a percentage of his or her current base cash compensation. Thus, the amount of the performance-based payout to a participant who received a corporate award was a function of the Company’s performance against the 2009 corporate cash and Adjusted EBITDA targets and the size of the participant’s target award. Similarly, the amount of the performance-based payout to a participant who received a division award was a function of that division’s performance as against the 2009 division cash and Adjusted EBITDA targets and the size of the participant’s target award. The performance-based portion of each award would have been earned if the targets were achieved and the executive remained continuously employed by the Company or a subsidiary through December 31, 2009.

Awards for the 2009 performance year were not intended to qualify for the performance-based compensation exception under Section 162(m) of the Code for 2009. In determining whether to structure cash incentive awards to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Compensation Committee balanced the benefits of the awards qualifying as performance-based compensation, within the meaning of Section 162(m) of the Code, and the overall goal of structuring awards designed both to incentivize the executives and to increase stockholder value.

The Compensation Committee selected each of the Company’s executive officers, as well as certain other key employees, as participants in the Performance Award Program for 2009 after consultation with the Chief Executive Officer. If the Company’s performance or a Division’s performance, as applicable, had achieved one or both thresholds, then, subject to the other requirements of the awards, each Named Executive Officer would have received a payment based on a specified percentage of his base salary and the amount by which performance exceeded the applicable thresholds, provided that the maximum bonus any Named Executive Officer could receive under his award was his base salary multiplied by two times his specified eligibility percentage. With respect to Mr. Maffucci, his base salary was pro rated in this calculation to reflect that he joined the Company in June 2009 and his employment agreement required that his total bonus compensation earned for 2009 shall not be less than 50% of this prorated amount. For 2009, the Committee selected the Named Executive Officers to receive an award with a specified target percentage set forth opposite each of their names below.

Name	Position	Specified Percentage
Stephen R. Light	President, Chief Executive Officer, and Chairman	80%
David G. Maffucci	Executive Vice President and Chief Financial Officer	60%
Michael O’Donnell	Former Executive Vice President and Chief Financial Officer	60%
David Pretty	President – Xerium Europe PMC and North America	50%
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	50%
Peter Williamson	Former President – Xerium Europe	50%

For each type of award, the Committee established the following targets for the performance measures applicable to the Named Executive Officers.

Type of Award	Target Cash	Target Adjusted EBITDA
Corporate	$97,095,000	$146,899,000
North America Division	$46,928,000	$53,338,000
Europe Division	$41,926,000	$67,736,000

The threshold below which no award would have been issued for any performance measure was 95% of target. Because the performance metrics for 2009 were not achieved and the Company was not in compliance with the requisite financial covenants under the Credit Agreement for each quarter, none of the Company’s Named Executive Officers received any payouts under the Performance Award Program for 2009.

On December 24, 2009, the Compensation Committee established the Discretionary Bonus Program for 2009, which was a $1.3 million discretionary bonus pool to be paid to the Company’s employees on January 15, 2010 for performance rendered by employees in 2009. The Compensation Committee determined to grant cash bonuses under the Discretionary Bonus Program for 2009, and determined the amount of such bonuses, following a detailed review of the performance of the Company’s management. This review considered specific significant individual achievements with respect to the Company’s expense reductions and management, working capital management, new product developments and other considerations. In addition, the Compensation Committee considered management’s contributions to the Company’s restructuring efforts. The Compensation Committee also considered the impact that the discretionary cash bonuses would have on promoting executive retention and loyalty to the Company during a period of difficult conditions in the paper industry and the resulting business challenges Xerium faced. Following this review, the Compensation Committee concluded that, in light of their contribution to the Company during 2009, cash bonuses to certain Named Executive Officers and other employees were warranted, notwithstanding the Company’s financial performance as a whole, and notwithstanding that the metrics under the Performance Award Program for 2009 had not been met. The following table sets forth the payments under the Discretionary Bonus Program for 2009 to Xerium’s Named Executive Officers:

Name	Position	Discretionary Bonus
Stephen R. Light	President, Chief Executive Officer, and Chairman	$100,000
David G. Maffucci	Executive Vice President and Chief Financial Officer	$100,000
Michael O’Donnell	Former Executive Vice President and Chief Financial Officer	—
David Pretty	President – Xerium Europe PMC and North America	$75,000
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	$50,000
Peter Williamson	Former President – Xerium Europe	$35,000

Long-Term Compensation. During 2009, the Company sought to create long-term performance incentives for its executive officers by aligning their economic interests with the interests of stockholders through the 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan provides for the grant of awards consisting of any or a combination of stock options, stock appreciation rights, restricted stock, unrestricted stock or stock unit awards to key employees, directors and consultants. Awards under the 2005 Plan align the economic interests of the executive officer with those of stockholders because the potential value of the awards is directly related to the future value of Xerium’s stock. On May 25, 2010, the Company adopted the 2010 Equity Incentive Plan, under which future long-term compensation awards are expected to be made.

The Compensation Committee administers the 2005 Plan and has the power to select participants, determine award terms and conditions and adopt, alter and repeal administrative rules, guidelines and practices applicable to the 2005 Plan.

During 2009, the Company granted time-based and performance-based restricted stock unit awards as described below. The Company believes that awards of time-based restricted stock units strengthen executive retention at Xerium by encouraging the Named Executives Officers to remain employed with the Company for the full vesting term of their awards, while promoting share ownership. The Company believes that performance-based restricted stock unit awards closely link compensation to the Company’s performance and promote accountability for performance.

Performance-Based Restricted Stock Unit Awards. Other than performance-based restricted stock units awarded to Named Executive Officers in 2009 under the terms of their employment agreements, no performance-based restricted stock units were awarded to Named Executive Officers. In March 2009, the Compensation Committee approved a contingent award of approximately 47,348 performance-based restricted stock units to Mr. Light. Xerium was obligated to grant these awards to Mr. Light pursuant to the terms of his employment agreement, but the per-participant, per-year limitations under the 2005 Equity Incentive Plan prevented the Company from granting these awards outright. As a result, the performance-based restricted stock unit awards to Mr. Light were made contingent on stockholder approval of an increase in the per-participant, per-year limitation on the size of awards under the 2005 Plan, which was obtained at the 2009 Annual Meeting held on June 9, 2009. On June 8, 2009, the Company also granted Mr. Maffucci 1,875 performance-based restricted stock units under the 2005 Equity Incentive Plan in connection with the terms of his employment agreement upon becoming the Company’s Executive Vice President and Chief Financial Officer.

The following table sets forth the number of performance-based restricted stock units awarded to the Company’s Named Executive Officers in 2009.

Name	Position	Restricted Stock Units
Stephen R. Light	President, Chief Executive Officer and Chairman	47,348
David G. Maffucci	Executive Vice President and Chief Financial Officer	1,875
Michael O’Donnell	Former Executive Vice President and Chief Financial Officer	—
David Pretty	President – Xerium Europe PMC and North America	—
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	—
Peter Williamson	Former President – Xerium Europe	—

Under the terms that applied at the date of grant, the awards would generally vest only if:

•

the per share price of the Company’s common stock on the New York Stock Exchange satisfies the annual Target Price that the Compensation Committee established in respect of the two years following the grant date; and

•	the Named Executive Officer continues to be employed with the Company through the second anniversary of the grant date.

The specific annual targets established by the Compensation Committee with respect to Mr. Light’s and Mr. Maffucci’s awards were as follows:

Determination Date	Price Target	Percentage Earned for Mr. Light	Percentage Earned for Mr. Maffucci
January 3, 2010	$190.00	50%	33%
January 3, 2011	$240.00	100%	100%

In general, the listed percentage of an award would vest only if the market price of the Company’s common stock on the determination date exceeds the price target. However, in the event that the price target on a determination date is not satisfied, but the price target for a subsequent determination date is satisfied, the previously unvested portion of the award related to the prior determination date would then vest.

These restricted stock units could also vest, in whole or in part, if a Change of Control (as defined in the applicable restricted stock unit agreement) occurs and the target price vesting requirements have previously been satisfied or would be satisfied based on the transaction price. Under the awards, Xerium will issue one share of common stock in respect of each fully vested restricted stock unit.

These performance-based restricted stock units, together with all performance-based restricted stock units outstanding as of December 24, 2009, were amended on that date in connection with the Performance RSU Amendment. For additional information with respect to the Performance RSU Amendment, please see the section “Amendment of Outstanding Performance-Based Restricted Stock Units” below.

Amendment of Outstanding Performance-Based Restricted Stock Units. On December 24, 2009, the Compensation Committee approved an amendment to the terms of all performance-based restricted stock units of Xerium outstanding on that date (the “Performance RSU Amendment”). The Performance RSU Amendment provided that upon completion of a successful debt restructuring of Xerium, which shall constitute a new performance criterion, such performance-based restricted stock units shall vest and settle in full for employees who are continuously employed by the Company through the confirmation date of the plan of reorganization. In approving the amendment to the Company’s outstanding performance-based restricted stock units, the Compensation Committee specifically considered that the Company was likely to pursue a restructuring of its outstanding debt, which would involve the issuance of a substantial amount of equity of Xerium to its lenders. The Compensation Committee concluded that it was in the Company’s best interests that the Executive Officers and other employees holding performance-based restricted stock units have a financial incentive to remain with the Company through a restructuring process. The Compensation Committee, in consultation with Towers Watson & Co., determined that accelerated vesting of performance-based restricted stock units upon successful completion of a restructuring provided such an incentive.

The following table sets forth the number of performance-based restricted stock units held by the Company’s Named Executive Officers that were outstanding on December 24, 2009, and, as a result, were amended in connection with the Performance RSU Amendment.

Name	Position	Restricted Stock Units
Stephen R. Light	President, Chief Executive Officer and Chairman	47,348
David G. Maffucci	Executive Vice President and Chief Financial Officer	1,875
Michael O’Donnell	Former Executive Vice President and Chief Financial Officer	—
David Pretty	President – Xerium Europe PMC and North America	4,013
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	4,013
Peter Williamson	Former President – Xerium Europe	3,200	(1)

(1)	Mr. Williamson’s employment with Xerium terminated on March 31, 2010 when the term of his agreement expired and was not renewed. Accordingly, Mr. Williamson did not vest in any performance-based RSU awards held by him at that date.

As a result of the Performance RSU Amendment, each of the performance-based restricted stock units described above, except those awarded to Mr. Williamson, vested on May 12, 2010, the date that the Company’s plan of reorganization was confirmed by the bankruptcy court.

Time-Based Restricted Stock Unit Awards. Other than time-based restricted stock units awarded to Named Executive Officers in 2009 under the terms of their employment agreements, no time-based restricted stock units were awarded to Named Executive Officers. In order to fulfill the Company’s obligations under Mr. Light’s employment agreement, dated February 11, 2008, in March 2009, the Compensation Committee approved the following awards to Mr. Light: (i) an outright award of 17,088 time-based restricted stock units, and (ii) a contingent award of 30,260 time-based restricted stock units. The Company was obligated to grant a total of 47,348 time-based restricted stock units to Mr. Light pursuant to the terms of his employment agreement, but the per-participant, per-year limitations under the 2005 Equity Incentive Plan prevented the Company from granting the full amount of these awards outright. As a result, 30,260 of the time-based restricted stock unit awards to Mr. Light were made contingent on stockholder approval of an increase in the per-participant, per-year limitation on the size of awards under the 2005 Plan, which was obtained at the 2009 Annual Meeting held on June 9, 2009. On June 8, 2009, the Company also granted Mr. Maffucci a total of 5,625 time-based restricted stock units under the 2005 Equity Incentive Plan in connection with the terms of his employment agreement upon becoming Executive Vice President and Chief Financial Officer.

Name	Position	Restricted Stock Units
Stephen R. Light	President, Chief Executive Officer and Chairman	47,348	(1)
David G. Maffucci	Executive Vice President and Chief Financial Officer	5,625	(2)
Michael O’Donnell	Former Executive Vice President and Chief Financial Officer	—
David Pretty	President – Xerium Europe PMC and North America	—
Joan Badrinas Ardèvol	President – Europe Rolls and Chief Technology Officer	—
Peter Williamson	Former President – Xerium Europe	—

(1)	Reflects 17,088 and 30,260 restricted stock unit awards granted on March 10, 2009 and June 9, 2009, respectively, that are subject to time-based conditions on vesting. These awards vest annually in equal installments on January 1, 2010 and 2011.

(2)	With respect to 3,750 of these time-based restricted stock units, the awards were to vest in nearly equal installments on June 8, 2010, 2011 and 2012. The June 8, 2010 scheduled vesting was accelerated to May 24, 2010 in connection with the Company’s reorganization. With respect to 1,875 of these time-based restricted stock units, 625 were to vest on January 3, 2010 and the remaining 1,250 on January 3, 2011. Awards scheduled to vest after August 13, 2010 were forfeited in connection with Mr. Maffucci’s resignation from the Company on that date.

The time-based restricted stock unit awards will vest as long as the Named Executive Officer continues to be employed by the Company on the applicable vesting dates, and is subject to earlier vesting in certain circumstances. In particular, in the event the Named Executive Officer’s employment terminates as a result of a “Change of Control” (as defined in the applicable restricted stock units agreement), a pro rata percentage shall become vested immediately and that portion of the award that is not then vested shall be forfeited automatically. If the Named Executive Officer ceases to be employed by the Company prior to a vesting date as a result of resignation, dismissal or any other reason, then the unvested portion of the award will be forfeited automatically. In the event of termination of the Named Executive Officer’s employment by the Company other than for “Cause” or termination for “Good Reason” (each as defined in the applicable restricted stock units agreement), a pro rata percentage of the unvested portion of the award will become vested on the date of termination. Following consultation with counsel, the Compensation Committee determined that the Company’s chapter 11 debt restructuring would not constitute a change in control under the Company’s time-based restricted stock unit agreements.

While the Compensation Committee’s current expectation is that all long-term equity award grants will be in the form of restricted stock unit awards, the Compensation Committee may determine to grant other types of equity awards in the future.

Ownership Guidelines. The Compensation Committee recognizes that alignment of the interests of executive officers with those of the Company’s stockholders is important. While the Compensation Committee has not established a target level of ownership, it believes that equity based awards help to align these incentives and serve as an integral part of the executive officer compensation program.

401(k) Plans. Xerium’s Named Executive Officers resident in the United States participated in a tax-qualified defined contribution plan for non-union employees with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Named Executive Officers became eligible to participate in the plan after completing two months of employment with the Company. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 15% of compensation that would otherwise be paid to the participant in the applicable year, up to the statutorily prescribed annual limit. In 2008, under the plan in which the Company’s Named Executive Officers participate, the Company made a matching contribution with respect to each participant’s elective contributions, up to 4% of such participant’s compensation, subject to certain limitations. Effective February 5, 2009, the Company suspended matching contributions for the plan in which the United States resident Named Executive Officers participate. The Company’s 401(k) matching program was reinstated effective January 1, 2010.

Retirement Benefits. The Company maintains a pension plan for U.S. salaried employees, including certain of its executive officers (the “non-union U.S. pension plan”). The non-union U.S. pension plan is a funded, tax-qualified, noncontributory defined-benefit pension plan and is described in more detail below under the heading “Pension Benefits”. In 2009, Messrs. Williamson and Badrinas each participated in government pension arrangements in Germany. On September 24, 2008, the Company announced that it was freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008 so that future service beyond December 31, 2008 will no longer be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Each of Messrs. O’Donnell and Pretty were vested as of December 31, 2008. Because Mr. Light did not satisfy the eligibility requirements of the non-union U.S. pension plan as of December 31, 2008 and because Mr. Maffucci was not employed by the Company as of December 31, 2008, neither Mr. Light or Mr. Maffucci participate in the plan.

The Company has also adopted an unfunded, nonqualified supplemental executive retirement plan (a “SERP”) for each of Messrs. Light and O’Donnell. Under the SERP, Messrs. O’Donnell will be entitled to receive at age 62, and Mr. Light will be entitled to receive on the first day of the month next following the date of his retirement, annual SERP payments equal to a specified percentage of his average annual base salary during the three years in which his base salary was highest during the ten years immediately prior to termination of employment (not including any compensation earned before January 1, 2004), multiplied by his years of service with the Company, less the amounts to which he is entitled under the Company’s U.S. pension plan. The SERP benefit formula is based on a percentage factor of 3% and 2.5% for Messrs. Light and O’Donnell, respectively. More detail regarding these SERPs is provided below under the heading “Pension Benefits.”

Perquisites and Other Personal Benefits. Xerium provides the Named Executive Officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation program to better enable it to attract and retain superior executive employees for key positions. These benefits include premiums paid for term life insurance policies, car allowances or an automobile for personal use, country club dues, housing and relocation expenses and annual physical exams. The Chief Executive Officer receives an annual executive allowance of $45,000. Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2009, are included in the next to last column of the Summary Compensation Table below.

Employment Agreements. The Company has entered into Employment Agreements with certain key employees, including the Named Executive Officers. The employment agreements for the Named Executive Officers are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control”. These agreements include severance arrangements and, in some cases, the level of severance is dependent upon the proximity of termination to a change of control (as defined in the applicable agreement). The Company believes that these arrangements support its ability to attract and retain superior executive employees and, if a change in control were to occur, to retain its executives through a period of uncertainty, enhance the Company’s value by keeping its management team intact and focused on the best interests of the stockholders, rather than their own job security.

Amendment of Employment Agreement with Mr. Light. On December 31, 2009, the Company entered into an amendment to the employment agreement with Mr. Light. Mr. Light’s original employment agreement provided that the Company was to grant him restricted stock units under its equity incentive plan with an aggregate value of $1.25 million on January 15, 2010. The per-participant, per-year limitations under the 2005 Equity Incentive Plan prevented the Company from fulfilling its contractual obligation and granting to Mr. Light the full amount of restricted stock units provided by his employment agreement. Thus, the amendment to Mr. Light’s employment agreement provided that in lieu of granting him such restricted stock units, the Company would instead:

•

Grant Mr. Light 25,000 performance-based restricted stock units on January 1, 2010, which vest annually over a three-year period if the price of the Company’s common stock meets or exceeds certain price targets approved by the Compensation Committee; and

•

Make a cash payment to Mr. Light of $825,000. Mr. Light also became obligated to use the total amount of such cash payment, less the amount necessary to satisfy Mr. Light’s tax obligation with respect to the cash payment, or $538,802, to purchase 39,764 shares of common stock from the Company at its agreed fair value, based on the average per share closing price on the New York Stock Exchange of the Company’s shares of common stock for the 20 trading days prior to January 1, 2010, of $13.55. These shares of common stock were sold to Mr. Light on January 5, 2010 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The amendment to Mr. Light’s employment agreement also provided that if Mr. Light becomes and remains disabled, then, at the end of the Company’s short term disability period (which is currently six months), one-half of his then-unvested restricted stock units shall vest and the other one-half of his then-unvested restricted stock units shall be forfeited.

On September 22, 2010, the Board approved an amendment to the terms of the award of 25,000 restricted stock units described above. This amendment was designed to align the award with the Company’s long-term incentive program for 2010, which was also adopted on September 22, 2010.

Tax and Accounting Implications.

Deductibility of Executive Compensation. In establishing compensation, the Compensation Committee takes into account the provisions of Section 162(m) of the Code, which exempts some performance-based compensation from the $1 million deduction limit. The Compensation Committee may, however, approve compensation that does not qualify for the exemption to attract and retain executives or for other reasons. For example, the Compensation Committee approved the 2009 Performance Award Program, which does not qualify for the Section 162(m) exemption. For a discussion of the 2009 Performance Award Program, see the section “Short-Term Incentive Compensation” earlier in this Compensation Discussion & Analysis.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based awards, including its restricted stock unit awards, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (formerly Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment (Revised 2004)”).

Summary Compensation Table

The following table sets forth information with respect to the compensation for the Company’s Named Executive Officers—its chief executive officer, its chief financial officer and each of its three other most highly compensated executive officers during 2009, 2008 and 2007. This table also includes information regarding Mr. O’Donnell, the Company’s former Chief Financial Officer. On May 1, 2009, Mr. O’Donnell resigned as the Company’s Executive Vice President and Chief Financial Officer. On June 8, 2009, David G. Maffucci, then a director of Xerium, became the Company’s Executive Vice President and Chief Financial Officer. On March 31, 2010, Mr. Williamson ceased serving as the Company’s President—Xerium Europe when the term of his employment agreement expired and was not renewed. On August 13, 2010, Mr. Maffucci ceased serving as Executive Vice President and Chief Financial Officer, and Mr. Fox began serving as interim Chief Financial Officer and Chief Accounting Officer.

Please see the section “Compensation Philosophy and Objectives” in Compensation Discussion & Analysis for additional information with respect to the proportionate elements of total compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)
Stephen R. Light	2009	$710,000		$100,000	$1,798,105	(4)	$—	$—	$244,545	$128,756	(5)	$2,981,406
President, Chief Executive Officer and Chairman	2008	$634,904		$331,512	$1,025,095		$—	$447,220	$188,963	$136,955		$2,764,649

David G. Maffucci	2009	$234,369	(6)	$100,000	$300,450	(7)	$—	$—	$—	$34,321	(8)	$669,140
Former Chief Financial Officer

Michael O’Donnell	2009	$139,930	(9)	$—	$—		$—	$—	$59,693	$17,113	(10)	$216,736
Former Chief Financial Officer	2008	$415,000		$—	$539,239		$—	$196,053	$125,443	$24,030		$1,299,765
	2007	$375,000		$—	$802,047		$—	$—	$68,907	$85,563		$1,331,517

David Pretty	2009	$350,000		$75,000	$63,398	(11)	$—	$—	5,268	$15,434	(12)	$509,100
President – Xerium Europe PMC and North America	2008	$350,000		$—	$350,828		$—	$77,680	$26,101	$23,341		$827,950

Joan Badrinas Ardèvol	2009	$383,168	(*)	$50,000	$63,398	(11)	$—	$—	$—	$30,628	(13)	$527,194
President – Europe Rolls and Chief Technology Officer	2008	$404,250	(*)	$—	$499,199		$—	$75,350	$—	$12,028		$990,827

Peter Williamson	2009	$426,362	(*)	$35,000	$50,560	(11)	$—	$—	$—	$43,210	(14)	$555,132
Former President – Xerium Europe	2008	$449,820	(*)	$—	$637,286		—	$67,479	$—	$46,815		$1,201,400

(*)	2009 salary for Messrs. Badrinas and Williamson is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2009. 2008 salary for Messrs. Badrinas and Williamson is converted from Euros at an assumed exchange rate of $1.47 per Euro, which represents the average exchange rate for 2008.
(1)	The amounts in this column reflect payments under the Company’s discretionary cash bonus program for 2009.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Options (“ASC Topic 718”) of the of the stock awards granted to the Company’s Named Executive Officers during 2007, 2008, and 2009, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2009. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the restricted stock unit awards, whether the Company achieves certain performance goals and whether such awards actually vest. For awards subject to performance conditions, such as performance-based restricted stock units, the amount reported is the grant date fair value based upon the probable outcome of such conditions. This column also includes the incremental fair value, computed as of December 24, 2009, with respect to outstanding performance-based restricted stock units that were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.
(3)	The amounts in this column for 2009 represent changes in pension value. None of the Company’s Named Executive Officers received any preferential earnings on nonqualified deferred compensation in 2009.
(4)	Includes the grants of restricted stock unit awards in 2009 that are subject to time-based conditions upon vesting. Also includes performance-based restricted stock unit awarded on June 9, 2009 with a grant date fair value of $334,479 based on the probable outcome of the performance conditions as of the grant date. Also includes $413,627 in incremental fair value with respect to awards modified in connection with the Performance RSU Amendment on December 24, 2009, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring.
(5)	Includes $3,550 in respect of employer contributions to Mr. Light’s 401(k) account and $20,590 in respect of premiums for term life insurance policies for the benefit of Mr. Light. In addition, reflects perquisites and other personal benefits in the aggregate amount of $104,616, which includes (i) expenses of $49,296 in connection with the relocation of Mr. Light’s principal residence, (ii) an executive allowance of $45,000 to be applied as determined by Mr. Light for expenses associated with the automobile Mr. Light uses for Company business, dues for club memberships, financial planning and other purposes, of which $37,800 was used for financial and estate planning and $7,200 for use of Mr. Light’s automobile for Company business, (iii) $5,680 associated with country club dues and (iv) $4,640 associated with Mr. Light’s annual physical examination as per the terms of his employment agreement.
(6)	Amount reflects Mr. Maffucci’s base salary of $415,000 per year, prorated for his employment commencing on June 8, 2009.
(7)

Includes (i) the grant of 3,000 shares of Xerium common stock to Mr. Maffucci on June 8, 2009 with a grant date fair value of $94,200 in connection with the commencement of Mr. Maffucci’s employment with the Company, as per the terms of his employment agreement,

(ii) grants of restricted stock unit awards in 2009 that are subject to time-based conditions upon vesting, (iii) performance-based restricted stock units awarded on June 8, 2009 with a grant date fair value of $15,661 based on the probable outcome of the performance conditions as of the grant date. Also includes $13,964 in incremental fair value with respect to awards modified in connection with the Performance RSU Amendment on December 24, 2009, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring.

(8)	Includes perquisites and other personal benefits in the aggregate amount of $34,321, which includes (i) $26,653 of temporary housing expenses, (ii) $4,066 of expenses associated with the automobile Mr. Maffucci uses for Company business, (iii) premiums of $396 for term life insurance policies for the benefit of Mr. Maffucci and (iv) $3,206 associated with country club dues.
(9)	Represents salary earned by Mr. O’Donnell from January 1, 2009 through May 1, 2009, the date that he resigned from Xerium.
(10)	Includes perquisites and other personal benefits in the aggregate amount of $17,113, which includes (i) the payout of unused vacation time of $9,577 upon Mr. O’Donnell’s resignation from Xerium on May 1, 2009, (ii) expenses of $2,428 associated with the automobile that Mr. O’Donnell used for Company business, (iii) employer contributions of $2,075 to Mr. O’Donnell’s 401(k) account, (iv) premiums of $1,150 for term life insurance policies for the benefit of Mr. O’Donnell and (v) expenses of $1,883 associated with country club dues.
(11)	Reflects the incremental fair value with respect to performance-based awards modified in connection with the Performance RSU Amendment on December 24, 2009, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring.
(12)	Includes $1,166 in respect of employer contributions to Mr. Pretty’s 401(k) account and $1,388 in respect of premiums for term life insurance policies for the benefit of Mr. Pretty. In addition, reflects perquisites and other personal benefits in the aggregate amount of $12,880, which includes (i) $5,680 associated with country club dues and (iii) $7,200 associated with an automobile allowance.
(13)	Includes $11,400 representing the value of Mr. Badrinas’ personal use of an automobile that the Company owns and $19,228 for temporary housing expenses, converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2009.
(14)	Represents (i) payment of $34,833 into a private pension investment plan owned by Mr. Williamson and (ii) $8,377 in respect of the value of Mr. Williamson’s personal use of an automobile that the Company owned. Both amounts were converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2009.

Grant of Plan-Based Awards

In 2009, the principal component of compensation paid to the Named Executive Officers was base salary. The following table sets forth information with respect to plan-based awards granted to Named Executive Officers in 2009. While the table below includes information regarding the possible payouts under the Performance Award Program for 2009, because the requirements under the Performance Award Program for 2009 were not achieved, the awards made to executive officers under the Performance Award Program for 2009 did not pay out.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)		Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
Stephen R. Light		$284,000		$568,000		$1,420,000		$—		$—		$—
	3/10/09													17,088				$184,551
	6/9/09													77,609				$1,199,928
David G. Maffucci		$70,266		$140,532		$351,329		$—		$—		$—
	6/8/09													10,500	(3)			$300,450
Michael O’Donnell		$—	(4)	$—	(4)	$—	(4)	$—	(4)	$—	(4)	$—	(4)
David Pretty		$87,500		$175,000		$437,500		$—		$—		$—
	12/24/09													4,013				$63,398
Joan Badrinas Ardèvol		$95,792		$191,584		$478,961		$—		$—		$—
	12/24/09													4,013				$63,398
Peter Williamson		$108,673		$217,347		$543,367		$—		$—		$—
	12/24/09													3,200				$50,560

(1)	These columns show the range of payouts targeted under the Performance Award Program for 2009 as described under the section entitled “Short-Term Incentive Compensation” in Compensation Discussion and Analysis. Participants in the Performance Award Program for 2009 could receive, at the discretion of the Compensation Committee, up to half of any payouts in cash and the remaining portion in restricted stock units granted under the 2005 Equity Incentive Plan. Because the requirements under the Performance Award Program for 2009 were not achieved, the awards made to executive officers under the Performance Award Program for 2009 did not pay out.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the stock awards granted to the Company’s Named Executive Officers during 2009, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2009. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the restricted stock unit awards, whether the Company achieves certain performance goals and whether such awards actually vest. For awards subject to performance conditions, such as performance-based restricted stock units, the amount reported is the grant date fair value based upon the probable outcome of such conditions. This column also includes the incremental fair value, computed as of December 24, 2009, with respect to outstanding performance-based restricted stock units that were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.
(3)	Includes the award of 3,000 shares of Xerium common stock to Mr. Maffucci on June 8, 2009 in connection with the commencement of Mr. Maffucci’s employment with the Company, as per the terms of his employment agreement.
(4)	Mr. O’Donnell resigned from Xerium on May 1, 2009 and therefore was not eligible for payout of any incentive plan awards under the Performance Award Program for 2009 as described under the section entitled “Short-Term Incentive Compensation” in Compensation Discussion and Analysis. Additionally, no stock awards or restricted stock unit awards were granted to Mr. O’Donnell during 2009.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the Named Executive Officers regarding outstanding equity awards held as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Stephen R. Light	—	—	—	—	—	51,098	(2)	$776,697		47,348	(3)	$719,696
David G. Maffucci	—	—	—	—	—	5,625	(4)	$85,500		1,875	(5)	$28,500
Michael O’Donnell	—	—	—	—	—	—	(6)	—	(6)	—	(6)	$—	(6)
David Pretty	—	—	—	—	—	1,300	(7)	$19,760		4,013	(8)	$60,990
Joan Badrinas Ardèvol	—	—	—	—	—	1,300	(7)	$19,760		4,013	(8)	$60,990
Peter Williamson	—	—	—	—	—	2,800	(9)	$42,560		3,200	(10)	$48,640

(1)	Market values in this table are determined using a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009.
(2)	Reflects 2,500, 1,250, 17,088 and 30,260 unvested restricted stock unit awards granted on February 26, 2008, June 13, 2008, March 10, 2009 and June 9, 2009 respectively, that are subject to time-based conditions on vesting. The awards granted on February 26, 2008 vest annually in equal installments on January 3, 2010 and 2011. The awards granted on June 13, 2008 vest annually in equal installments on June 13, 2010 and 2011. The awards granted on March 10, 2009 and June 9, 2009 vest annually in equal installments on January 1, 2010 and 2011.
(3)	Reflects unvested restricted stock unit awards granted on June 9, 2009 that were subject to performance-based conditions on vesting. On January 3, 2010 and 2011, a total of 50% and 100%, respectively, of each such restricted stock unit award would be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfied that year’s target, whether or not any prior year’s target was satisfied. Generally, these awards provided that Mr. Light must continue to be employed by Xerium through January 3, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. In addition, pursuant to the Performance RSU Amendment, these performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.
(4)	Reflects unvested restricted stock unit awards granted on June 8, 2009 that were subject to time-based conditions on vesting. The awards were to vest as follows: 625 units on January 3, 2010, 1,250 units on January 3, 2011 and 3,750 units annually in equal installments on June 8, 2010, 2011 and 2012, respectively. Awards scheduled to vest after August 13, 2010 were forfeited in connection with Mr. Maffucci’s resignation from the Board on that date.
(5)	Reflects unvested restricted stock unit awards granted on June 8, 2009 that were subject to performance-based conditions on vesting. On January 3, 2010 and 2011, a total of 33.33% and 100%, respectively, of each such restricted stock unit award would be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfied that year’s target, whether or not any prior year’s target was satisfied. Generally, these awards provided that Mr. Maffucci must continue to be employed by Xerium through January 3, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. In addition, pursuant to the Performance RSU Amendment, these performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.
(6)	Mr. O’Donnell resigned from Xerium on May 1, 2009 and held no outstanding equity awards at December 31, 2009.
(7)	Reflects unvested restricted stock unit awards granted on August 6, 2008, that are subject to time-based conditions on vesting. The awards vest annually in equal installments on January 3, 2010 and 2011.
(8)

Reflects 2,063 restricted stock unit awards granted May 16, 2007 that were subject to performance-based conditions on vesting. On May 16, 2010 and May 16, 2011 a total of 75% and 100%, respectively, of each such restricted stock unit award will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target, whether or not any prior year’s target was satisfied. Generally, these awards provide that the named executive officer must continue to be employed by Xerium through May 16, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. Also reflects 1,950 unvested restricted stock unit awards granted on August 6, 2008 that were subject to performance-based conditions on vesting. On January 3, 2010 and 2011, a total of 66.66% and 100%, respectively, of each such restricted stock unit award would be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target, whether or not any prior year’s target was satisfied. Generally, these awards provide that the named executive officer must continue to be employed by Xerium through January 3, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. In addition, pursuant to the Performance RSU Amendment, these performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.

(9)	Reflects 1,500, and 1,300 unvested restricted stock unit awards granted on June 13, 2008 and August 6, 2008 respectively, that are subject to time-based conditions on vesting. The awards granted on June 13, 2008 vest 100% on June 13, 2011. The awards granted on August 6, 2008 vest annually in equal installments on January 3, 2010 and 2011. Mr. Williamson’s employment with Xerium terminated on March 31, 2010 when the term of his agreement expired and was not renewed. Accordingly, Mr. Williamson vested pro-rata in these awards through March 31, 2010.
(10)	Reflects 1,250 restricted stock unit awards granted May 16, 2007 that were subject to performance-based conditions on vesting. On May 16, 2010 and May 16, 2011 a total of 75% and 100%, respectively, of each such restricted stock unit award would be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfied that year’s target, whether or not any prior year’s target was satisfied. Generally, these awards provide that Mr. Williamson must continue to be employed by Xerium through May 16, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. Also reflects 1,950 unvested restricted stock unit awards granted on August 6, 2008 that were subject to performance-based conditions on vesting. On January 3, 2010 and 2011, a total of 66.66% and 100%, respectively, of each such restricted stock unit award would be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfied that year’s target, whether or not any prior year’s target was satisfied. Generally, these awards provided that Mr. Williamson must continue to be employed by Xerium through January 3, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. In addition, pursuant to the Performance RSU Amendment, these performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis. Mr. Williamson’s employment with Xerium terminated on March 31, 2010 when the term of his agreement expired and was not renewed. Accordingly, Mr. Williamson will not vest in any performance-based RSU awards held by him at that date.

Option Exercises and Stock Vested Table

The following table sets forth information for the Named Executive Officers regarding the value realized during 2009 by such executives pursuant to shares acquired upon vesting of stock awards. None of the Named Executive Officers exercised any stock options during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stephen R. Light	—	—	1,875	(1)	$32,625	(1)
David G. Maffucci	—	—	3,000	(2)	$94,200	(2)
Michael O’Donnell	—	—	1,021	(3)	$14,047	(3)
David Pretty	—	—	650	(4)	$8,580	(4)
Joan Badrinas Ardèvol	—	—	650	(5)	$8,580	(5)
Peter Williamson	—	—	650	(5)	$8,580	(5)

(1)	Includes 1,250 shares and 625 shares that became vested on January 3, 2009 and June 13, 2009, respectively. Of these shares, 686 shares were withheld by the Company in respect of tax obligations. Market value is determined using a price per share of the Company’s common stock of $13.20 and $25.80, the closing price on the New York Stock Exchange on January 2, 2009 and June 12, 2009, respectively.
(2)	Includes the award of 3,000 shares of the Company’s common stock to Mr. Maffucci on June 8, 2009 in connection with the commencement of Mr. Maffucci’s employment with the Company, as per the terms of his employment agreement. Of these shares, 1,160 shares were withheld by the Company in respect of tax obligations. Market value is determined using a price per share of the Company’s common stock of $31.40, the closing price on the New York Stock Exchange on June 8, 2009.
(3)	Includes 817 shares and 204 shares that became vested on January 3, 2009 and May 1, 2009, respectively. Of these shares, 382 shares were withheld by the Company in respect of tax obligations. Market value is determined using a price per share of the Company’s common stock of $13.20 and $16.00, the closing price on the New York Stock Exchange on January 2, 2009 and May 8, 2009, respectively. Mr. O’Donnell resigned from Xerium on May 1, 2009 and was paid out his pro-rata vested awards on May 8, 2009.

(4)	Reflects shares that became vested on January 3, 2009. Of these shares, 251 shares were withheld by the Company in respect of tax obligations. Market value is determined using a price per share of the Company’s common stock of $13.20, the closing price on the New York Stock Exchange on January 2, 2009.
(5)	Reflects shares that became vested on January 3, 2009. Of these shares, 293 shares were withheld by the Company in respect of tax obligations. Market value is determined using a price per share of the Company’s common stock of $13.20, the closing price on the New York Stock Exchange on January 2, 2009.

Pension Benefits

Pension Plan. Xerium’s non-union U.S. pension plan for U.S. salaried employees, including its executive officers, and U.S. non-union hourly employees is a funded, tax-qualified, noncontributory defined-benefit pension plan. Benefits under the non-union U.S. pension plan are based upon an employee’s years of service and the average of the employee’s highest five calendar years of compensation in the last ten calendar years of service with the Company and its subsidiaries, the “final average earnings,” and are payable after retirement. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service. Earnings covered by the non-union U.S. pension plan are total cash compensation, including salary and bonuses, less taxable fringe benefits, as defined in the plan. Benefits under the non-union U.S. pension plan are calculated as an annuity equal to 0.9% to 1.4% of the participant’s final average earnings multiplied by years of service. Credited years of service cannot exceed 30 years. For purposes of the annual pension benefit calculation, final average earnings as of December 31, 2009 could not exceed $245,000. Contributions to the non-union U.S. pension plan were made entirely by the Company and were paid into a trust fund from which the benefits of participants will be paid. The benefits listed in the table below are not subject to any deduction for Social Security, but are subject to offset by accrued benefits under specified predecessor plans.

On September 24, 2008, the Company announced that it was freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008 so that future service beyond December 31, 2008 is not to be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Current employees who were not vested as of December 31, 2008 will be entitled to their benefit earned as of December 31, 2008 upon five years of continuous employment from date of hire.

During Mr. Williamson’s employment, the Company made an annual contribution in the amount of $34,833 into a private pension investment plan owned by Mr. Williamson. The Company has no further contribution obligation with respect to Mr. Williamson’s private pension investment plan following the termination of his employment with Xerium on March 31, 2010.

Supplemental Executive Retirement Plans. The Company adopted the SERP for each of Messrs. Light and O’Donnell in connection with their employment agreements. The SERPs are unfunded, nonqualified plans. Under the applicable SERP, Mr. O’Donnell would be entitled to receive, at age 62, and Mr. Light would be entitled to receive on the first day of the month next following the date of his retirement, annual SERP payments equal to a specified percentage of his average annual base salary during the three years in which his base salary was highest during the ten years immediately prior to termination of employment (not including any compensation earned before January 1, 2004), multiplied by the executive’s years of service with Xerium, less the amounts to which he is entitled under the non-union U.S. pension plan. The SERP benefit formula is based on a percentage factor of 3% and 2.5% for Messrs. Light and O’Donnell, respectively. Mr. O’Donnell was fully vested in his SERP benefit at the time of his departure in May 2009. The annual payments under the SERP, before offsets, cannot exceed 50% of the three-year average annual base salary.

In the event of a participant’s death before commencement of his benefit, whether or not he is employed by Xerium at time of death, the participant’s surviving spouse, if any, is entitled to receive an annual benefit for the remainder of her life equal to 50% of the benefit the participant would have been entitled to receive assuming payment in the form of a 50% joint and survivor annuity.

With respect to the SERP applicable to Mr. O’Donnell, because Mr. O’Donnell resigned before age 55 with at least five years of service, he is entitled to receive a benefit under the SERP once he turns 62.

The SERP is unfunded and payable from the Company’s general assets, except that in the event of certain change of control transactions, the Company will establish an irrevocable trust, which is a so called “rabbi trust,” and contribute an amount equal to the actuarial equivalent of the SERP benefit.

The SERP can be amended only by written instrument signed by the Company pursuant to authorization of the Compensation Committee and by the participant (or, following the participant’s death, if benefits remain payable to his spouse, by his spouse).

The following table sets forth information on the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the non-union U.S. pension plan and his SERP (to the extent that such Named Executive Officer participates in the non-union U.S. pension plan or a SERP) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s audited financial statements for the fiscal year ended December 31, 2009.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)			Payments During Last Fiscal Year ($)
Stephen R. Light	SERP	1.833		$429,929		— —
David G. Maffucci	—	—		—		—
Michael O’Donnell	non-union U.S. pension plan SERP	6.167 6.167	$ $	98,428 389,675	(2)	— —
David Pretty	non-union U.S. pension plan	8.917		$88,986		—
Joan Badrinas Ardèvol	—	—		—		—
Peter Williamson	—	—		—		—

(1)	As of December 31, 2009. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service.
(2)	The SERP benefits listed in the table reflect the assumed offset for amounts payable under the non-union U.S. pension plan.

Nonqualified Deferred Compensation

None of the Named Executive Officers received any nonqualified deferred compensation in 2009.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company has entered into an employment agreement with each of Stephen R. Light, David G. Maffucci, Michael O’Donnell, David Pretty, Peter Williamson, and Joan Badrinas Ardèvol. The employment period under the agreements will continue until terminated by the Company or the Named Executive Officer. The employment agreements for these executives provide the specific terms set forth below.

For additional information with respect to the employment agreements between the Company and its Named Executive Officers, please see the section “Employment Agreements” in Compensation Discussion & Analysis.

Also set forth below, after the description of the applicable employment agreement, are tables that show the potential amounts payable to each of the Named Executive Officers, except Mr. O’Donnell, in accordance with their respective employment agreements and other agreements with the Company in the event of termination of such executive’s employment in the circumstances described in the category headings of the tables, assuming that such termination was effective as of December 31, 2009. The amounts in the tables are estimates of the amounts which would be paid out to the executives in accordance with their respective employment agreements upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Xerium. Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include earned and unpaid base salary, vacation pay, and regular pension benefits (see “Pension Benefits” above). With respect to Mr. O’Donnell, the actual amounts paid to him with respect to his termination on May 1, 2009 are described. In addition, each of Messrs. Light, Maffucci, Pretty, Williamson and Badrinas was also a participant in the Performance Award Program for 2009, which provided that participants were entitled to receive their award if certain performance targets were met and if they were employed with Xerium on December 31, 2009. Because the performance targets were not met, no awards were made under the Performance Award Program for 2009. Each of Messrs. Light, Maffucci, Pretty, Badrinas and Williamson received discretionary cash bonuses in 2009 under the Company’s Discretionary Bonus Program for 2009. For additional information with respect to the Performance Award Program for 2009 and Discretionary Bonus Program for 2009, please see the section “Short-Term Incentive Compensation” in Compensation Discussion & Analysis.

Stephen R. Light. Mr. Light serves as the Company’s President, Chief Executive Officer and Chairman. As of December 31, 2009, under the terms of his employment agreement, Mr. Light receives a base salary of $710,000, which may be increased at the discretion of the Board. The employment agreement also provides that Mr. Light is eligible to participate in the Company’s Performance Award Program for 2009 at a minimum target participation level of 80% of his base salary at the rate in effect on December 31, 2009. Additionally, the Company provides him with life insurance coverage in an amount equal to $2,000,000. If Mr. Light terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his unpaid salary and benefits through his date of termination. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and the payout he would have earned under the Company’s annual bonus plan for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans). If the Company terminates his employment for any other reason (other than “cause” (as defined in his employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for two years, (ii) a payment equal to 80% of his base salary (or, if greater and three full fiscal years have been completed since the effectiveness of his employment agreement, 100% of his average annual bonus for the preceding three years), and (iii) participate in medical/dental benefit plans for two years (or such longer period as may be provided in the Company’s benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be three years instead of two. If the Company terminates his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement provides that the Company will grant Mr. Light 3,750 time-based restricted stock units under its 2005 Equity Incentive Plan. Under the award, the Company shall issue one share of common stock in respect of each fully vested time-based restricted stock unit. The time-based restricted stock unit award will vest completely in nearly equal installments on the first, second, and third anniversaries of January 3, 2008 provided that Mr. Light continues to be employed by Xerium on such dates and is subject to earlier vesting in certain circumstances. In particular, in the event of a termination of employment as a result of death or disability, termination of employment by the Company without “cause” (as defined in the award) or termination by Mr. Light for “good reason” (as defined in his employment agreement), the entire unvested portion of the time-based restricted stock unit award shall vest. Dividends on such time-based restricted stock units will be paid at the same rate as dividends on the Company’s common stock, but only in the form of additional restricted stock units.

The employment agreement also provides that on each of January 1, 2009 and January 1, 2010, provided that Mr. Light is employed by Xerium on such dates, the Company will grant Mr. Light restricted stock units under the equity incentive plan then in effect in a number equal to that number of shares of the Company’s common stock with a total fair market value of $1,250,000 on the last business day prior to the date of grant. Fifty percent of the restricted stock units of each such grant shall be subject to the Company’s time-based restricted stock agreement then in effect and the remaining fifty percent of the restricted stock units of each such grant shall be subject the Company’s performance-based restricted stock agreement then in effect. Such restricted stock units shall also be subject to the terms and conditions of the equity incentive plan under which they are granted.

Because the amount of restricted stock units to have been granted to Mr. Light on January 1, 2009 exceeded the amount permitted by the 2005 Plan, the Compensation Committee approved restricted stock unit grants to Mr. Light as follows: (i) 17,088 time-based restricted stock units; (ii) 30,260 time-based restricted stock units that were contingent on shareholder approval of an increase in the maximum number of shares that may be granted as stock awards to any one person in any calendar year under the 2005 Plan; and (iii) 47,348 performance-based restricted stock units that were contingent on shareholder approval of the same increase. Shareholder approval of the increase was obtained at the Annual Meeting held on June 9, 2009.

Because the amount of restricted stock units to have been granted to Mr. Light on January 1, 2010 also exceeded the amount permitted by the 2005 Plan, the Company entered into an amendment to Mr. Light’s employment agreement on December 31, 2009 providing that in lieu of granting him such restricted stock units, the Company would instead: (i) grant Mr. Light 25,000 performance-based restricted stock units on January 1, 2010, which shall vest annually over a three-year period if the price of the Company’s common stock meets or exceeds certain price targets approved by the Compensation Committee; and (ii) make a cash payment to Mr. Light of $825,000. Mr. Light also became obligated to use the total amount of such cash payment, less the amount necessary to satisfy Mr. Light’s tax obligation with respect to the cash payment, or $530,803, to purchase 39,764 shares of common stock from the Company at its agreed fair value, based on the average per share closing price on the New York Stock Exchange of its shares of common stock for the 20 trading days prior to January 1, 2010, or $13.55. These shares of common stock were sold to Mr. Light on January 5, 2010 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The amendment to Mr. Light’s employment agreement also provided that if Mr. Light becomes and remains disabled, then, at the end of the Company’s short term disability period (which is currently six months), one-half of his then-unvested restricted stock units shall vest and the other one-half of his then-unvested restricted stock units shall be forfeited.

The employment agreement also provides, with certain exceptions, that Mr. Light may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of two years after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

The employment agreement also provides that he is entitled to participate in the SERP, described above under “Pension Plan Benefits,” which constitutes an attachment to the employment agreement.

If it is determined that any payment or benefit provided to Mr. Light by the Company or any of its subsidiaries will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the employment agreement provides that the Company will make an additional lump-sum payment to Mr. Light sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Light whole for all taxes imposed under or as a result of Section 4999.

Potential Payments to Mr. Light Upon Termination or a Change of Control at December 31, 2009:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$100,000	$57,000	$—	$—	$—	$2,000,000	$2,157,000
Disability(1)	$100,000	$416,849	$—	$11,137	$—	$—	$527,986
By Xerium for Cause(1)	$100,000	$—	$244,545	$—	$—	$—	$344,545
By Xerium without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$2,088,000	$260,093	$244,545	$14,849	$—	$—	$2,607,487
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$2,798,000	$776,697	$244,545	$22,274	$—	$—	$3,841,516
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$2,088,000	$260,093	$244,545	$14,849	$—	$—	$2,607,487
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$2,798,000	$776,697	$244,545	$22,274	$—	$—	$3,841,516
By the Executive without Good Reason(1)	$100,000	$—	$244,545	$—	$—	$—	$344,545

(1)	As defined in Mr. Light’s Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Light’s employment agreement above.
(3)	As of December 31, 2009, Mr. Light held the following restricted stock unit awards:
•

2,500 time-based restricted stock units granted February 26, 2008 that vest annually in equal installments on January 3, 2010 and 2011. Under the terms of this time-based restricted stock unit award, in the event Mr. Light’s employment terminates as a result of a Change of Control (as defined in such award), a pro rata percentage shall become vested immediately and that portion of the award that is not then vested shall be forfeited automatically. If Mr. Light ceases to be employed by Xerium prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically; provided that in the event of a termination of Mr. Light’s employment as a result of death or disability (as defined in such award) then the entire unvested portion of the award shall become vested on the date of such termination. In the event of termination of Mr. Light’s employment by the Company other than for Cause or termination of Mr. Light’s employment with the Company by Mr. Light for Good Reason (as defined in such award), the entire portion of the award that is then not vested shall become vested. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009.

•

1,250 time-based restricted stock units granted June 13, 2008 that vest annually in equal installments on June 13, 2010 and 2011. Under the terms of this time-based restricted stock unit award, in the event Mr. Light’s employment terminates as a result of a Change of Control (as defined in such award), a pro rata percentage shall become vested immediately and that portion of the award that is not then vested shall be forfeited automatically. If Mr. Light ceases to be employed by the Company prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically; provided that in the event of a termination of Mr. Light’s employment as a result of death or disability (as defined in such award) then the entire unvested portion of the award shall become vested on the date of such termination. In the event of termination of Mr. Light’s employment by the Company other than for Cause or termination of Mr. Light’s employment with the Company by Mr. Light for Good Reason (as defined in such award), the entire portion of the award that is then not vested shall become vested. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009.

•

47,348 time-based restricted stock units granted, of which 17,088 were granted on March 10, 2009 and 30,260 were granted on June 9, 2009. These awards vest annually in equal installments on January 1, 2010 and 2011. Under the terms of these time-based restricted stock unit awards, in the event Mr. Light’s employment terminates as a result of a Change of Control (as defined in such award), a pro rata percentage shall become vested immediately and that portion of the award that is not then vested shall be forfeited automatically. If Mr. Light ceases to be employed by the Company prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically; provided that (i) in the event of a termination of Mr. Light’s employment by the Company other than for Cause or termination of Mr. Light’s employment with the Company by Mr. Light for Good Reason (as defined in such award), the pro-rata portion of the award that is then not vested shall become vested and (ii) consistent with the amendment to Mr. Light’s employment agreement on December 31, 2009, if Mr. Light becomes and remains disabled, then at the end of the Company’s short term disability period, one-half of his then-unvested restricted stock units will vest and the remainder will be forfeited. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009.

•

47,348 performance-based restricted stock units granted June 9, 2009. On January 3, 2010 and 2011 (the “Determination Date”), a total of 50% and 100%, respectively, of the restricted stock units will be earned if the Adjusted Fair Market Value (as defined in the award) of the Company’s common stock equals or exceeds the price target for that date as established by the Compensation Committee prior to the grant date, which is $190.00 and $240.00, respectively. In the event that the price target on a Determination Date is not satisfied, but the price target for the subsequent Determination Date is satisfied, that portion of the award not previously earned shall become earned. On January 3, 2011 any restricted stock units that have not been earned shall be forfeited. Generally, Mr. Light must continue to be employed by the Company through January 3, 2011 in order for any of the restricted stock units that equaled or exceeded the price targets to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been earned shall vest completely and the remainder shall be forfeited. In addition, if Mr. Light becomes and remains disabled, then at the end of the Company’s short term disability period, one-half of his then-unvested restricted stock units will vest and the remainder will be forfeited. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have been previously earned will vest completely and the unvested awards shall be forfeited automatically unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.

David G. Maffucci. Mr. Maffucci served as the Company’s Executive Vice President and Chief Financial Officer until August 13, 2010. As of December 31, 2009, under the terms of his employment agreement, Mr. Maffucci received a base salary of $415,000, which could be increased for subsequent years at the discretion of the Board. The employment agreement also provided that Mr. Maffucci was eligible to participate in the Company’s Performance Award Program for 2009 at a minimum target participation level of 60% of his base salary at the rate in effect on December 31, 2009, prorated from the date of hire of June 8, 2009. The employment agreement required that his total bonus compensation earned for 2009 would not be less than 50% of this prorated amount.

If Mr. Maffucci terminated his employment other than for “good reason” (as defined in his employment agreement), he was entitled to his unpaid salary and benefits through his date of termination. If his employment terminated because of his death or disability, then he was entitled to his earned and unpaid salary through his date of termination and any payout he would have earned under the Company’s annual bonus plans for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminated because of disability, he was entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans). If the Company terminated his employment for any other reason (other than “cause” as defined in the employment agreement), or if he terminated his employment for “good reason,” then he was entitled to receive his base salary for one year and to participate in medical/dental benefit plans for one year (or such longer period as may be provided in the Company’s benefit plans). If any such termination were to occur within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation would be 18 months instead of one year. If the Company terminated his employment for “cause,” he was entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement also imposed non-competition and employee non-solicitation obligations on Mr. Maffucci.

On August 26, 2009, the Company entered into an amendment to the employment agreement with Mr. Maffucci, which reduced the period that Mr. Maffucci must have completed employment with the Company prior to being eligible to receive severance and other benefits in connection with a termination of employment (i) by the Company other than for cause or (ii) by Mr. Maffucci for “good reason” from six months to three months.

If it was determined that any payment or benefit provided to Mr. Maffucci by the Company or any of its subsidiaries would be subject to the excise tax imposed by Section 4999 of the Code pursuant to the employment agreement the Company would make an additional lump-sum payment to Mr. Maffucci sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Maffucci whole for all taxes imposed under or as a result of Section 4999.

The following table summarizes potential payments to Mr. Maffucci upon termination or a change of control at December 31, 2009. Mr. Maffucci ceased to be an employee of the Company on August 13, 2010. Accordingly, Mr. Maffucci is not entitled to receive any termination payments.

Potential Payments to Mr. Maffucci Upon Termination or a Change of Control at December 31, 2009:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$100,000	$—	$—	$—	$—	$400,000	$500,000
Disability(1)	$100,000	$—	$—	$546	$—	$—	$100,546
By Xerium for Cause(1)	$100,000	$—	$—	$—	$—	$—	$100,000
By Xerium without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$515,000	$16,163	$—	$364	$—	$—	$531,527
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control (1)	$722,500	$85,500	$—	$546	$—	$—	$808,546
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$515,000	$16,163	$—	$364	$—	$—	$531,527
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control (1)	$722,500	$85,500	$—	$546	$—	$—	$808,546
By the Executive without Good Reason(1)	$100,000	$—	$—	$—	$—	$—	$100,000

(1)	As defined in Mr. Maffucci’s Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Maffucci’s employment agreement above.
(3)	As of December 31, 2009, Mr. Maffucci held the following restricted stock unit awards:
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5,625 time-based restricted stock units granted June 8, 2009 of which 625 vest on January 3, 2010, 1,250 vest on January 3, 2011 and 3,750 vest annually in equal installments on June 8, 2010, 2011 and 2012. Under the terms of these time-based restricted stock unit awards, in the event Mr. Maffucci’s employment terminates as a result of a Change of Control (as defined in such award), the entire award shall become vested immediately. If Mr. Maffucci ceases to be employed by Xerium prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically; provided that in the event of a termination of Mr. Maffucci’s employment by the Company other than for Cause or termination of Mr. Maffucci’s employment with the Company by Mr. Maffucci for Good Reason (as defined in such award), the pro-rata portion of the award that is then not vested shall become vested. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009.

•

1,875 performance-based restricted stock units granted June 8, 2009. On January 3, 2010 and 2011 (the “Determination Date”), a total of 33.33% and 100%, respectively, of the restricted stock units will be earned if the Adjusted Fair Market Value (as defined in the award) of the Company’s common stock equals or exceeds the price target for that date as established by the Compensation Committee prior to the grant date, which is $190.00 and $240.00, respectively. In the event that the price target on a Determination Date is not satisfied, but the price target for the subsequent Determination Date is satisfied, that portion of the award not previously earned shall become earned. On January 3, 2011 any restricted stock units that have not been earned shall be forfeited. Generally, Mr. Maffucci must continue to be employed by the Company through January 3, 2011 in order for any of the restricted stock units that equaled or exceeded the price targets to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been earned shall vest completely and the remainder shall be forfeited. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have been previously earned will vest completely and the unvested awards shall be forfeited automatically unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.

Michael O’Donnell. Mr. O’Donnell served as the Company’s Chief Financial Officer until May 1, 2009. Prior to his departure, under the terms of his employment agreement, as amended, Mr. O’Donnell received a base salary of $415,000, which could be increased at the discretion of the Compensation Committee. The Company provided him with life insurance coverage in an amount that was two and one-half times his initial base salary. If his employment terminated because of his death or disability, then he was entitled to his earned and unpaid salary through his date of termination and any payout he would have earned under the Company’s annual cash bonus plans for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminated because of disability, he was entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans). If the Company terminated his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminated his employment for “good reason,” then he was entitled to (i) receive his base salary for 18 months, (ii) a payment equal to 60% of his base salary (or, if greater and three full fiscal years were completed since the effectiveness of the agreement, 100% of his average annual bonus for the preceding three years), and (iii) participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans), provided that the timing of certain payments could be delayed under Section 409A of the Code. If any such termination were to occur within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation would be two years instead of 18 months. If the Company terminated his employment for “cause,” he was entitled only to payment of his earned and unpaid base salary for the period prior to termination.

The employment agreement also provided, with certain exceptions, that Mr. O’Donnell may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposed certain non-solicitation obligations on him during the same period of time.

The employment agreement also provided that he was entitled to participate in the SERP, described above under “Pension Plan Benefits,” which constitutes an attachment to the employment agreement.

If it was determined that any payment or benefit provided to Mr. O’Donnell by the Company or any of its subsidiaries would be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provided that the Company would make an additional lump-sum payment to Mr. O’Donnell sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. O’Donnell whole for all taxes imposed under or as a result of Section 4999.

Actual termination payments to Mr. O’Donnell during 2009 include (i) $9,577 of unused vacation time paid out to Mr. O’Donnell as a result of the termination of his employment on May 1, 2009, (ii) $3,267 in respect of the issuance of common stock underlying restricted stock units that vested upon the termination of the employment of Mr. O’Donnell on May 1, 2009, (iii) $2,075 in respect of employer contributions to

Mr. O’Donnell’s 401(k) account and $1,150 in respect of premiums for term life insurance policies for the benefit of Mr. O’Donnell and (iv) perquisites and other personal benefits in the aggregate amount of $4,311.

David Pretty. Mr. Pretty serves as the Company’s President—Xerium Europe PMC and North America. As of December 31, 2009, under the terms of his employment agreement, Mr. Pretty receives a base salary of $350,000, which may be increased at the discretion of the Board. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination. In addition, if his employment terminates because of disability, he is entitled to participate in medical/dental plans for 18 months (or such longer period as may be provided in the Company’s benefit plans). If the Company terminates his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary for one year and participate in medical/dental benefit plans for one year (or such longer period as may be provided in the Company’s benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months instead of one year. If the Company terminates his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. The employment agreement also provides, with certain exceptions, that Mr. Pretty may not participate in any entity or engage in any activity that competes with the Company or any of its subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Pretty by the Company or any of its subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that the Company will reduce such payments and benefits to the extent necessary so that no portion of the remaining payments and benefits will be subject to the excise tax.

Potential Payments to Mr. Pretty Upon Termination or a Change of Control at December 31, 2009:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$75,000	$—	$—	$—	$—	$701,000	$776,000
Disability(1)	$75,000	$—	$—	$16,751	$—	$—	$91,751
By Xerium for Cause(1)	$75,000	$—	$26,101	$—	$—	$—	$101,101
By Xerium without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$425,000	$9,799	$26,101	$11,167	$—	$—	$472,067
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$600,000	$19,760	$26,101	$16,751	$—	$—	$662,612
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$425,000	$9,799	$26,101	$11,167	$—	$—	$472,067
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$600,000	$19,760	$26,101	$16,751	$—	$—	$662,612
By the Executive without Good Reason(1)	$75,000	$—	$26,101	$—	$—	$—	$101,101

(1)	As defined in Mr. Pretty’s Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Pretty’s employment agreement above.

(3)	As of December 31, 2009, Mr. Pretty held the following restricted stock unit awards:
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a performance-based restricted stock unit award with respect to 2,063 shares of common stock that was granted on May 16, 2007. On the first, second, third and fourth anniversaries of May 16, 2007 a total of 25%, 50%, 75% and 100%, respectively, of the restricted stock units would have been deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target (which is based upon a 13% compounded annual growth rate from the date of grant), whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 16, 2011, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. Pretty must continue to be employed by Xerium through May 16, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination shall vest completely and the remainder shall be forfeited. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the Compensation Committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.

•

a time-based restricted stock unit award with respect to 1,300 shares of common stock that was granted on August 6, 2008 and which vests annually in equal installments on January 3, 2010 and 2011. Under the terms of this time-based restricted stock unit award, in the event Mr. Pretty’s employment terminates as a result of a Change of Control (as defined in such award), the entire award shall become vested immediately. If Mr. Pretty ceases to be employed by Xerium prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically; provided that in the event of a termination of Mr. Pretty’s employment by the Company other than for Cause or termination of the Employee’s employment with Xerium by the Employee for Good Reason (as defined in such award), the pro-rata portion of the award that is then not vested shall become vested. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2008.

•

a performance-based restricted stock unit award with respect to 1,950 shares of common stock that was granted on August 6, 2008. On each of the first, second and third anniversaries of January 3, 2008 (the “Determination Date”) a total of 33.3%, 66.7% and 100%, respectively, of the restricted stock units will be earned if the Adjusted Fair Market Value (as defined in the award) of the Company’s common stock equals or exceeds the price target for that date as established by the Compensation Committee prior to the grant date, which is $150.00, $190.00 and $240.00, respectively. In the event that the price target on a Determination Date is not satisfied, but the price target for the subsequent Determination Date is satisfied, that portion of the award not previously earned shall become earned. On January 3, 2011 any restricted stock units that have not been earned shall be forfeited. Generally, Mr. Pretty must continue to be employed by Xerium through January 3, 2011 in order for any of the restricted stock units that equaled or exceeded the price targets to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been earned shall vest completely and the remainder shall be forfeited If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have been previously earned will vest completely and the unvested awards shall be forfeited automatically unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.

Joan Badrinas Ardèvol. Mr. Badrinas serves as the Company’s President – Europe Rolls and Chief Technology Officer. As of December 31, 2009, under the terms of his employment agreement, Mr. Badrinas receives a base salary of Euro 275,000 ($383,168 at an exchange rate of $1.39 per Euro, the average exchange rate for 2009). In the event Mr. Badrinas is unable to perform his duties due to illness, the Company will pay him his full base salary for six months, subject to Mr. Badrinas’s assignment of any claims against third parties due to the loss of his earnings up to the amount of the continued payment of remuneration. The employment agreement also provides that the Company will provide Mr. Badrinas an automobile and pay all operating costs. The employment agreement will automatically terminate in the month that Mr. Badrinas turns 65 or when Mr. Badrinas is entitled to receive full state old age pension without any deductions or pension for full reduction in earning capacity, whichever occurs first. The employment agreement may also be terminated by either party by giving twelve months written notice, but the Company may terminate the employment agreement for good cause without regard to such restrictions. Mr. Badrinas is entitled to a severance payment equal to six months base salary upon termination if he is terminated without cause within one year following certain specified change of control transactions. The employment agreement also imposes certain non-solicitation obligations on him for a period of two years after his employment terminates.

Potential Payments to Mr. Badrinas Upon Termination or a Change of Control at December 31, 2009:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$50,000	$—	$—	$—	$—	$—	$50,000
Disability(1)	$50,000	$—	$—	$—	$—	$—	$50,000
By Xerium for Cause(1)	$50,000	$—	$—	$—	$—	$—	$50,000
By Xerium without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$241,584	$9,799	$—	$—	$—	$—	$251,383
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$241,584	$19,760	$—	$—	$—	$—	$261,344
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$50,000	$9,799	$—	$—	$—	$—	$59,799
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$50,000	$19,760	$—	$—	$—	$—	$69,760
By the Executive without Good Reason(1)	$50,000	$—	$—	$—	$—	$—	$50,000

(1)	As defined in Mr. Badrinas’ Employment Agreement.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Badrinas’ employment agreement above. In addition, this column includes cash payments under the Company’s Performance Award Program for 2009 that were payable as a result of Mr. Badrinas being employed with Xerium on December 31, 2009.
(3)	This column includes cash payments under the Company’s Performance Award Program for 2009 that were payable as a result of Mr. Badrinas being employed with Xerium on December 31, 2009. Additionally, as of December 31, 2009, Mr. Badrinas held the following restricted stock unit awards:
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a performance-based restricted stock unit award with respect to 2,063 shares of common stock that was granted on May 16, 2007. On the first, second, third and fourth anniversaries of May 16, 2007 a total of 25%, 50%, 75% and 100%, respectively, of the restricted stock units will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target (which is based upon a 13% compounded annual growth rate from the date of grant), whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 16, 2011, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. Badrinas must continue to be employed by Xerium through May 16, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination shall vest completely and the remainder shall be forfeited. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the Compensation Committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.

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a time-based restricted stock unit award with respect to 1,300 shares of common stock that was granted on August 6, 2008 and which vests annually in equal installments on January 3, 2010 and 2011. Under the terms of this time-based restricted stock unit award, in the event Mr. Badrinas’ employment terminates as a result of a Change of Control (as defined in such award), the entire award shall become vested immediately. If Mr. Badrinas ceases to be employed by Xerium prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically; provided that in the event of a termination of Mr. Badrinas’ employment by the Company other than for Cause or termination of the Employee’s employment with Xerium by the Employee for Good Reason (as defined in such award), the pro-rata portion of the award that is then not vested shall become vested. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009.

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a performance-based restricted stock unit award with respect to 1,950 shares of common stock that was granted on August 6, 2008. On each of the first, second and third anniversaries of January 3, 2008 (the “Determination Date”) a total of 33.3%, 66.7% and 100%, respectively, of the restricted stock units will be earned if the Adjusted Fair Market Value (as defined in the award) of the Company’s common stock equals or exceeds the price target for that date as established by the Compensation Committee prior to the grant date, which is $150.00, $190.00 and $240.00, respectively. In the event that the price target on a Determination Date is not satisfied, but the price target for the subsequent Determination Date is satisfied, that portion of the award not previously earned shall become earned. On January 3, 2011 any restricted stock units that have not been earned shall be forfeited. Generally, Mr. Badrinas must continue to be employed by Xerium through January 3, 2011 in order for any of the restricted stock units that equaled or exceeded the price targets to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been earned shall vest completely and the remainder shall be forfeited. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have been previously earned will vest completely and the unvested awards shall be forfeited automatically unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis.

Peter Williamson. Mr. Williamson served as the Company’s President—Xerium Europe for the fiscal year ended December 31, 2009. Mr. Williamson’s employment with Xerium terminated on March 31, 2010 when the term of his agreement expired and was not renewed. As of December 31, 2009, under the terms of his employment agreement, Mr. Williamson received a base salary of Euro 306,000 ($426,362 at an exchange rate of $1.39 per Euro, the average exchange rate for 2009), which may be increased at the discretion of the “Supervisory Board,” which is the Company’s Board of Directors. The employment agreement also provided that the Company would provide Mr. Williamson an automobile during his employment. In the event that Mr. Williamson was unable to perform his duties due to illness, the Company was to pay him the difference between any insurance payments he received and his salary for up to six months. Mr. Williamson was entitled to a severance payment equal to six months base salary upon termination if he was terminated without cause within one year following certain specified change of control transactions. The Company made an annual contribution in the amount of $34,833 into a private pension investment plan owned by Mr. Williamson as long as he remained employed by Xerium. The Company has no further contribution obligation with respect to Mr. Williamson’s private pension investment plan following the termination of his employment.

The following table summarizes potential payments to Mr. Williamson upon termination or a change of control at December 31, 2009. Mr. Williamson’s employment agreement expired on March 31, 2010 and was not renewed. Accordingly, Mr. Williamson is not entitled to receive any termination payments.

Potential Payments to Mr. Williamson Upon Termination or a Change of Control at December 31, 2009:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$35,000	$—	$—	$—	$—	$—	$35,000
Disability(1)	$35,000	$—	$—	$—	$—	$—	$35,000
By Xerium for Cause(1)	$35,000	$—	$—	$—	$—	$—	$35,000
By Xerium without Cause (1) and not within 3 months before or 24 months after a Change of Control(1)	$248,181	$21,605	$—	$—	$—	$—	$269,786
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$248,181	$42,560	$—	$—	$—	$—	$290,741
By the Executive for Good Reason (1) and not within 3 months before or 24 months after a Change of Control(1)	$35,000	$21,605	$—	$—	$—	$—	$56,605
By the Executive for Good Reason (1) and within 3 months before or 24 months after a Change of Control(1)	$35,000	$42,560	$—	$—	$—	$—	$77,560
By the Executive without Good Reason(1)	$35,000	$—	$—	$—	$—	$—	$35,000

(1)	As defined in Mr. Williamson’s Employment Agreement. Mr. Williamson’s employment agreement expired on March 31, 2010 and was not renewed. Accordingly, Mr. Williamson is not entitled to receive any termination payments.
(2)	The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Williamson’s employment agreement above. As a result of the expiration of Mr. Williamson’s employment agreement on March 31, 2010, Mr. Williamson is not entitled to receive any cash severance payments.
(3)	As of December 31, 2009, Mr. Williamson held the following restricted stock unit awards:
•

a performance-based restricted stock unit award with respect to 1,250 shares of common stock that was granted on May 16, 2007. On the first, second, third and fourth anniversaries of May 16, 2007 a total of 25%, 50%, 75% and 100%, respectively, of the restricted stock units will be deemed to satisfy the cumulative total return vesting requirement if the cumulative total return on the Company’s common stock satisfies that year’s target (which is based upon a 13% compounded annual growth rate from the date of grant), whether or not any prior year’s target was satisfied. Any restricted stock units that are deemed to satisfy a cumulative total return vesting requirement in respect of a particular year will retain that status even if the cumulative total return on the Company’s common stock subsequently decreases or does not satisfy any subsequent year’s target. On May 16, 2011, any restricted stock units that have not been deemed to satisfy the cumulative total return vesting requirement shall be forfeited. Generally, Mr. Williamson must continue to be employed by Xerium through May 16, 2011 in order for any of the restricted stock units that have satisfied the cumulative total return vesting requirement to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been deemed to satisfy the cumulative shareholder return vesting requirement through the date of termination vest completely and the remainder shall be forfeited. Since no portion of this restricted stock unit had satisfied the cumulative shareholder return vesting requirement through December 31, 2009, no amount is included in the table above in respect of these awards. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have previously been deemed to satisfy the cumulative total return vesting requirement will vest completely and, if the Compensation Committee determines that the transaction price corresponds to a cumulative annual return that would satisfy any prior or subsequent cumulative total return targets then the restricted stock units that would have been deemed to satisfy such cumulative total return targets shall vest completely. Any other of these performance-based restricted stock units shall be forfeited unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis. Mr. Williamson’s employment agreement expired on March 31, 2010 and was not renewed. Accordingly, Mr. Williamson is not entitled to receive payment under these performance-based restricted stock unit awards.

•

a time-based restricted stock unit award with respect to 1,500 shares of common stock granted on June 13, 2008 that vest 100% on June 13, 2011. Under the terms of this time-based restricted stock unit award, in the event Mr. Williamson’s employment terminates as a result of a Change of Control (as defined in such award), the pro-rata portion of the award that is then not vested shall become vested. If Mr. Williamson ceases to be employed by Xerium prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically. In the event of termination of Mr. Williamson’s employment by the Company other than for Cause or termination of Mr. Willianson’s employment with Xerium by Mr. Williamson for Good Reason (as defined in such award), a pro rata percentage of the award that is then not vested shall become vested on the date of termination. As a result of the expiration of Mr. Williamson’s employment contract on March 31, 2010, he was entitled to receive 875 shares of the Company’s common stock under this time-based restricted stock unit award. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009.

•

a time-based restricted stock unit award with respect to 1,300 shares of common stock that was granted on August 6, 2008 and which vests annually in equal installments on January 3, 2010 and 2011. Under the terms of this time-based restricted stock unit award, in the event Mr. Williamson’s employment terminates as a result of a Change of Control (as defined in such award), the entire award shall become vested immediately. If Mr. Williamson ceases to be employed by Xerium prior to a vesting date as a result of resignation, dismissal or any other reason, then the portion of the award that has not previously vested shall be forfeited automatically; provided that in the event of a termination of Mr. Williamson’s employment by the Company other than for Cause or termination of Mr. Williamson’s employment with Xerium by Mr. Williamson for Good Reason (as defined in such award), the pro-rata portion of the award that is then not vested shall become vested. The value in the table above for the vesting of this time-based restricted stock unit award was calculated based upon a price per share of the Company’s common stock of $15.20, the closing price on the New York Stock Exchange on December 31, 2009. As a result of the expiration of Mr. Williamson’s employment contract on March 31, 2010, he was entitled to receive 108 shares of the Company’s common stock under this time-based restricted stock unit award.

•

a performance-based restricted stock unit award with respect to 1,950 shares of common stock that was granted on August 6, 2008. On each of the first, second and third anniversaries of January 3, 2008 (the “Determination Date”) a total of 33.3%, 66.7% and 100%, respectively, of the restricted stock units will be earned if the Adjusted Fair Market Value (as defined in the award) of the Company’s common stock equals or exceeds the price target for that date as established by the Compensation Committee prior to the grant date, which is $150.00, $190.00 and $240.00, respectively. In the event that the price target on a Determination Date is not satisfied, but the price target for the subsequent Determination Date is satisfied, that portion of the award not previously earned shall become earned. On January 3, 2011 any restricted stock units that have not been earned shall be forfeited. Generally, Mr. Williamson must continue to be employed by Xerium through January 3, 2011 in order for any of the restricted stock units that equaled or exceeded the price targets to vest completely. If, however, his employment terminates prior to such date due to his death, disability, retirement, termination by the Company without cause or termination by him with good reason, then the restricted stock units that have been earned shall vest completely and the remainder shall be forfeited. If a “covered transaction” (as defined in the 2005 Plan) occurs, the restricted stock units that have been previously earned will vest completely and the unvested awards shall be forfeited automatically unless the Compensation Committee determines otherwise. These outstanding performance-based restricted stock units were amended on December 24, 2009 in connection with the Performance RSU Amendment, which provided that performance-based restricted stock units would vest and settle in full upon completion of a successful debt restructuring. For additional information with respect to the Performance RSU Amendment, please see the section “Long-Term Compensation” in Compensation Discussion & Analysis. Mr. Williamson’s employment agreement expired on March 31, 2010 and was not renewed. Accordingly, Mr. Williamson is not entitled to receive payment under these performance-based restricted stock unit awards.

COMPENSATION OF DIRECTORS

Employee directors do not receive additional compensation for service on the Board or its committees. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the compensation of directors. The Board approves the compensation of directors. In 2007, the Company engaged Watson Wyatt Worldwide, Inc. (now Towers Watson & Co.), a compensation consulting firm, at the request of Nominating and Corporate Governance Committee to conduct an annual review of the Company’s cash and equity compensation program for non-employee directors in order to assist the Board in establishing non-employee director compensation for 2008 and subsequent years. In 2009, the policy for non-employee director compensation was amended on March 9, 2009 and again on August 3, 2009.

Non-Management Director Compensation Policy at December 31, 2009

The policy regarding compensation for non-management directors in effect at the end of 2009 was in effect since August 3, 2009. Under that policy, non-management directors received an annual cash retainer of $30,000. For meetings held after March 31, 2009, non-management directors also received $1,500 per director per meeting for attending meetings of the Board or any committee of the Board in person and $500 for attending meetings that last longer than one hour by telephone. The chairman of the Audit Committee also received additional cash compensation at an annual rate of $10,000 per year, and the chairman of the Compensation Committee and the chairman of the Nominating and Governance Committee each received additional cash compensation at an annual rate of $5,000 per year. These amounts were payable quarterly in arrears promptly following the end of the quarter. Directors were also reimbursed for out-of-pocket expenses for attending board and committee meetings.

Under the policy, non-management directors also received equity-based compensation in the form of a grant of restricted stock units following the annual meeting to stockholders in recognition of their services for the prior year. The number of restricted stock units granted to each non-management director was calculated by dividing $40,000 by the average closing price per share of the Company’s common stock over the 20 trading days prior to the annual meeting of stockholders. Non-management directors whose service on the Board was terminated prior to the next annual meeting of stockholders also received a grant of restricted stock units, calculated by dividing a pro-rated portion of $40,000 (based on the number of days served by the director since the prior annual meeting of stockholders) by the average closing price per share of the Company’s common stock over the 20 trading days prior to the director’s date of termination. In either case, the restricted stock units were to be granted promptly after the 20 trading day period runs.

Dividends, if any, in respect of these restricted stock units were paid at the same rate as dividends on the Company’s common stock but are paid only in the form of additional restricted stock units. The restricted stock units were fully vested at grant. Upon the termination of the director’s service on the Board, the director would be entitled to receive the number of shares of common stock that equals the number of restricted stock units the director has earned.

To the extent that a non-management director had already received equity compensation for a given period of service pursuant to a policy previously in effect, the equity compensation provisions of this policy would not be applicable to the director until after the end of the period of service for which the equity compensation was previously awarded. On June 9, 2009, each of the Company’s directors serving at that time received equity compensation awards pursuant to the prior non-management director compensation policy for service during the year following June 9, 2009. As a result, such directors only received equity compensation under the non-management compensation policy in effect at the end of 2009 for service after June 9, 2010.

Non-Management Director Compensation between March 9, 2009 and August 3, 2009

On March 9, 2009, the Board of Directors revised the policy then in effect regarding compensation for non-management directors. This revised policy was in effect from March 9, 2009 until August 3, 2009. Under the revised policy, non-management directors received an annual cash retainer of $30,000. The chairman of the Audit Committee also received additional cash compensation at an annual rate of $10,000 per year, and the chairman of the Compensation Committee and the chairman of the Nominating and Governance Committee each received additional cash compensation at an annual rate of $5,000 per year. These amounts were payable quarterly in arrears promptly following the end of the quarter. Directors were also reimbursed for out-of-pocket expenses for attending board and committee meetings.

Under the policy in effect from March 9, 2009 until August 3, 2009, non-management directors also received equity-based compensation in the form of a grant of restricted stock units following the annual meeting to stockholders in recognition of their services for the ensuing year. The number of restricted stock units granted to each non-management director was calculated by dividing $40,000 by the average closing price per share of the Company’s common stock over the 20 trading days prior to the annual meeting of stockholders. The restricted stock units were required to be granted promptly after the 20-trading day period ran. Dividends, if any, in respect of these restricted stock units are paid at the same rate as dividends on the Company’s common stock but were paid only in the form of additional restricted stock units. All restricted stock units granted under this policy were granted on June 9, 2009 and were fully vested at grant, provided, however, that if the director ceased to serve as a member of the Board for any reason other than as a result of a change in control prior to the 2010 annual meeting of stockholders, the director would forfeit a pro-rata portion of the award. The forfeiture provision set out in the restricted stock units granted under this policy was modified in connection with the Company’s chapter 11 restructuring so that the directors departing from the Board as a consequence of the restructuring would not forfeit restricted stock units as a result. Upon the termination of the director’s service on the Board, the director will be entitled to receive the number of shares of common stock that equals the number of restricted stock units the director had earned (less any restricted stock units forfeited as described in the preceding sentence).

Non-Management Director Compensation before March 9, 2009

Before March 9, 2009, the annual rate of cash compensation for non-management directors was $30,000 and $1,500 per director per meeting for attending meetings of the Board or any committee of the Board in person ($500 for attending meetings that last longer than one hour by telephone). The chairman of the Board, if such chairman was a non-management director, and the chairman of the Audit Committee also each received additional cash compensation at an annual rate of $10,000 per year, and the chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance Committee each received initial additional cash compensation at an annual rate of $5,000 per year. Directors were also reimbursed for out-of-pocket expenses for attending Board and committee meetings.

Under the policy in effect prior to March 9, 2009, non-management directors also received compensation in form of equity-based awards as approved from time to time. In each of 2005, 2006, and 2007, each of the non-management directors received a restricted stock unit award in respect of 125 shares of the Company’s common stock. Dividends in respect of these restricted stock units are paid at the same rate as dividends on the Company’s common stock, but are paid only in the form of additional restricted stock units. Upon the termination of the director’s service on the Board such director will be entitled to receive the number of shares of common stock that equals the number of restricted stock units the director has earned.

Director Compensation

The following table sets forth information for the compensation earned by the individuals who served as non-employee directors of Xerium for service on the Board or committees of the Board during the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jay J. Gurandiano	$86,500	$107,459	$—	$—	$—	$—	$193,959
Nico Hansen (2)	$53,000	$134,055	$—	$—	$—	$—	$187,055
David G. Maffucci(3)	$30,473	$43,190	$—	$—	$—	$—	$73,663
Edward Paquette	$88,132	$147,694	$—	$—	$—	$—	$235,826
Michael Phillips(4)	$45,000	$147,694	$—	$—	$—	$—	$192,694
John G. Raos (5)	$78,500	$107,459	$—	$—	$—	$—	$185,959

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Options (“ASC Topic 718”) of the stock awards granted to non-employee directors during 2009. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 Each restricted stock unit corresponds to one share of the Company’s common stock. Upon the termination of the director’s service on the Board, such director will receive the number of shares of common stock that equals the number of restricted stock units the director has earned. Dividends are paid on these restricted stock unit awards at the same rate as dividends on the Company’s common stock (if any), but only in the form of additional restricted stock units.
(2)	Mr. Hansen resigned from the Board, effective April 16, 2010.
(3)	The amounts in this table for Mr. Maffucci represent amounts earned during 2009 while Mr. Maffucci served as a non-management director. On June 8, 2009 Mr. Maffucci’s non-employee director status terminated when his employment commenced as the Company’s Executive Vice President and Chief Financial Officer. Mr. Maffucci resigned from the Board, effective May 25, 2010.
(4)	Mr. Phillips resigned from the Board, effective April 15, 2010.
(5)	Mr. Raos resigned from the Board, effective May 25, 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based upon such review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

The foregoing report is provided by the following directors, who are members of the Compensation Committee:*

Mr. Jay J. Gurandiano, Chairman

Mr. Edward Paquette

*	Ambassador April H. Foley and Messrs. John F. McGovern, Marc Saiontz and James F. Wilson, who are current members of the Compensation Committee, did not participate in the review and recommendation of the Compensation Discussion and Analysis, as it preceded their election to the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company obtains information from the directors and executive officers with respect to related person transactions in order to determine, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. If the determination is made that a related party has a material interest in any Company transaction, these transactions are disclosed in the Company’s proxy statement as required under the rules and regulations of the Securities and Exchange Commission. In addition, in March 2007, the Board of Directors adopted a written policy that calls for the Audit Committee to review and approve related party transactions occurring after the date of adoption of that policy other than:

•	a transaction involving the compensation of directors (which are subject to the procedures for review and approval established in the charter of the Nominating and Governance Committee);

•

a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or supplemental benefit of an executive officer (which are subject to the procedures for review and approval established in the charter of the Compensation Committee);

•	a transaction available to all employees generally or to all salaried employees generally;

•	a transaction with a related party involving less than $120,000; and

•

a transaction in which the interest of the related party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis.

The policy calls for the Audit Committee to consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the significance of the transaction to the related party;

•	the significance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the transaction is fair to the Company; and

•	any other matters the Audit Committee deems appropriate.

In accordance with the policy, any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Transactions Related to the Company’s Reorganization

Mr. Saiontz is a managing director of American Securities, and Mr. Wilson is a managing member of Carl Marks. Each was elected as a member of the Board in connection with the Company’s exit from Chapter 11 on the Effective Date pursuant to the Company’s Plan of Reorganization. In addition, as of September 15, 2010, American Securities and Carl Marks held approximately 14.5% and 10.0%, respectively, of the outstanding shares of the Company’s common stock.

Prior Credit Facility

Prior to the Effective Date, American Securities and Carl Marks were among the Company’s lenders under its Amended and Restated Credit Guaranty Agreement (the “Prior Credit Agreement”), dated as of May 30, 2008, entered into by and among the Company, certain subsidiaries of the Company, Citicorp North America, Inc. as administrative agent, Citicorp North America, Inc. as collateral agent, and the lenders party thereto. The table below provides information regarding the principal and interest under the Prior Credit Facility attributable to each of American Securities and Carl Marks, and to all lenders under the facility as a group, from the period from January 1, 2009 through May 25, 2010:

Name	Highest Principal Amount Outstanding During Period		Aggregate Principal Received During Period		Aggregate Interest Received During Period
American Securities(1)	$104.7	(2)	$1.4	(3)	$5.1	(4)
Carl Marks(1)	$69.8	(5)	$1.9	(5)	$5.3	(5)
All Lenders	$619.6	(5)	$39.0	(5)	$59.3	(5)

(Dollars in millions)

(1)	Information with respect to American Securities and Carl Marks was provided by the applicable lender.
(2)	Includes amounts converted from Euros at exchange rates ranging between $1.3842 to $1.4805 and Canadian Dollars at an exchange rate of $0.9680, the exchange rates in effect on the dates of the receipts by American Securities.
(3)	Includes amounts converted from Euros at exchange rates ranging between $1.4301 to $1.4805, the exchange rates in effect on the dates of the receipts by American Securities
(4)	Includes amounts converted from Euros at exchange rates ranging between $1.2243 to $1.4805 and Canadian Dollars at exchange rates ranging between $0.9249 to $0.9911, the exchange rates in effect on the dates of the receipts by American Securities.
(5)	Includes amounts converted from Euros at an exchange rate of $1.4630 and Canadian Dollars at an exchange rate of $0.93266, the exchange rates in effect on September 30, 2009.

Borrowings under the Prior Credit Facility bore interest at the sum of, as applicable, LIBOR, the Euribor or CDOR rate plus, in each case, the applicable margin. The applicable margin was set at 5.50% through December 31, 2008. Beginning January 1, 2009, the applicable margin depended upon the Company’s credit rating level: it was to be 2.75% if the Company’s credit rating was Ba3 or higher by Moody’s and BB- or higher by S&P, 3.75% if the Company’s credit rating was B1 by Moody’s or B+ by S&P, 4.25% if the Company’s credit rating was B3 or higher but lower than B1 by Moody’s and ‘B-’ or higher but lower than ‘B+’ by S&P, and 5.50% if the Company’s credit rating was lower than B3 by Moody’s or lower than B- by S&P.

On September 29, 2009, December 14, 2009, January 29, 2010 and February 26, 2010, the Company obtained waivers with respect to non-compliance with the financial covenants of the Prior Credit Facility from its lenders, including American Securities and Carl Marks. In connection with the waiver agreement entered into on September 30, 2009, the Company paid aggregate fees to the lenders of approximately $3 million, of which $1.5 million was paid at the time of the effectiveness of the waiver agreement and approximately $1.5 million was to be paid at the maturity date for the loans under the Prior Credit Facility and would accrue interest at the rate applicable to the loans until that time. In connection with the subsequent three waiver extension agreements, the Company was required to pay fees to the lenders of approximately $0.3 million at the time of each extension. In addition, the waivers provided that, from September 29, 2009, the outstanding balance under the Prior Credit Facility bore interest at a rate that was 1.0% per year in excess of the non-default rate otherwise payable during that period under the facility. In connection with the waivers to the Prior Credit Facility (i) American Securities was paid aggregate fees of approximately $0.5 million (includes amounts converted from Euros at exchange rates ranging between $1.3560 to $1.4357 and Canadian Dollars at exchange rates ranging between $0.9558 to $0.9684, the rates in effect on the days of the receipts by American Securities), and (ii) Carl Marks was paid aggregate fees of approximately $0.15 million (includes amounts converted from Euros at an exchange rate of $1.4630, the exchange rate in effect on September 30, 2009).

Plan of Reorganization

On the Effective Date the Plan of Reorganization become effective, and, among other things:

•

20 million shares of the Company’s New Common Stock were authorized, of which an aggregate of 14,970,050 shares were issued and outstanding, as described below. In addition, 1,000,000 shares of preferred stock, par value $0.001, were authorized, of which 20,000 shares were designated as Series A Junior Participating Preferred Stock;

•

All of the shares of the Company’s Old Common Stock were cancelled and replaced with 2,566,150 shares of New Common Stock, which was equivalent to a 20 to 1 reverse split of the Company’s Old Common Stock;

•

The lenders under the Company’s Prior Credit Facility, including American Securities, Carl Marks and Third Point LLC, and certain of the Company’s interest rate swap termination counterparties received, among other things, their ratable shares of (a) $10 million in cash, (b) $410 million in principal amount of term notes, to be issued pursuant to the Amended and Restated Credit Facility (defined below), and (c) 12,403,900 shares of New Common Stock;

•

Holders of the Company’s Old Common Stock also received warrants to purchase an aggregate of 1,663,760 shares of New Common Stock, representing approximately 0.0324108 Warrants for each share of Old Common Stock. The Warrants are exercisable for a term of four years from the issue date at an exercise price of $19.55 per share of New Common Stock. The exercise price was determined in accordance with a formula based on the final amount of allowed claims of the lenders; and

•

The Company’s Board of Directors was reconstituted to consist of seven directors, including the Chief Executive Officer, one director nominated by the Company’s current Board, and five directors nominated by certain of the Company’s lenders, including American Securities and Carl Marks.

Pursuant to the provisions of the Plan of Reorganization described above, on the Effective Date (i) American Securities received $1.65 million in cash (includes amounts converted from Euros at an exchange rate of $1.2574 and Canadian Dollars at an exchange rate of $0.9438, the rates in effect on May 24, 2010) and 2,050,464 shares of New Common Stock, and (ii) Carl Marks received $1.11 million in cash and 1,381,956 shares of New Common Stock. American Securities and Carl Marks each also received term notes issued under the Amended and Restated Credit Facility, as described below.

Amended and Restated Credit Facility

On the Effective Date, the Prior Credit Facility was amended and restated as the Second Amended and Restated Credit and Guaranty Agreement (the “Amended and Restated Credit Facility”), dated as of May 25, 2010, by and among the Company, certain subsidiaries of the Company, Citigroup Global Markets Inc. as Lead Arranger and Bookrunner, and other agents and banks party thereto, including American Securities and Carl Marks. The table below provides information regarding the principal and interest under Amended and Restated Credit Facility attributable to each of American Securities and Carl Marks, and to all lenders under the facility as a group, from the period from May 25, 2010 through September 1, 2010:

Name	Highest Principal Amount Outstanding During Period		Aggregate Principal Received During Period	Aggregate Interest Received During Period		Principal Amount Outstanding as of September 1, 2010
American Securities (1)	$67.8	(2)	$0	$0.5	(3)	$67.8	(2)
Carl Marks (1)	$45.8	(4)	$0	$0.3	(4)	$45.8	(4)
All Lenders	$471.2	(4)	$0	$3.4	(4)	$471.2	(4)

(Dollars in millions)

(1)	Information with respect to American Securities and Carl Marks was provided by the applicable lender.
(2)	Includes amounts converted from Euros at an exchange rate of $1.2574 and Canadian Dollars at an exchange rate of $0.9438, the exchange rates in effect on May 24, 2010.

(3)	Includes amounts converted from Euros at an exchange rate of $1.2316 and Canadian Dollars at an exchange rate of $0.9606, the exchange rates in effect on the dates of the receipts by American Securities.
(4)	Includes amounts converted from Euros at an exchange rate of $1.2703 and Canadian Dollars at an exchange rate of $0.93994, the exchange rates in effect on August 31, 2010.

Borrowings under the Amended and Restated Credit Facility term loans bear interest as follows:

•	in the case of Xerium Canada Inc., at the BA Rate plus (i) 6.25% if the leverage ratio equals or exceeds 2.75:1.00 or (ii) 5.75% if the leverage ratio is less than 2.75:1.00;

•	in the case of Xerium Technologies, Inc. the LIBOR Rate plus (i) 6.25% if the leverage ratio equals or exceeds 2.75:1.00 or (ii) 5.75% if the leverage ratio is less than 2.75:1.00; and

•

in the case of XTI LLC, Xerium Italia S.p.A., Huyck Wangner Austria GmbH and Xerium Germany Holding GmbH, at the Euribor Rate plus (i) 6.25% if the leverage ratio equals or exceeds 2.75:1.00 or (ii) 5.75 % if the leverage ratio is less than 2.75:1.00.

The terms “BA Rate,” “LIBOR Rate,” and “Euribor Rate” have the same meanings as set forth in the Company’s Prior Credit Facility except that the BA Rate, the LIBOR Rate and the Euribor Rate shall not be less than 2.00% per annum. Interest periods will be 1, 2, 3 or 6 months. If any event of default occurs and is continuing, then interest on the unpaid balance of the outstanding term loans will accrue at a per annum rate of two percent greater than the rate of interest specified above.

Registration Rights Agreement

Pursuant to the Plan of Reorganization, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on the Effective Date with Apax WW Nominees Ltd, Apax-Xerium Apia L.P., American Securities, and Carl Marks (the “RRA Parties”). Pursuant to the Registration Rights Agreement, the Company agreed that commencing on the 90th day after the Effective Date, any of the RRA Parties or group of RRA Parties may request registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or any portion of the Company’s New Common Stock held by such RRA Party on Form S-1 or Form S-3, as applicable. A RRA Party may not demand registration rights unless (A) the total offering price of the shares is reasonably expected to be at least $50 million (in the case of a Form S-1) or $20 million (in the case of a Form S-3) or (B) the shares to be registered represent at least 10% of the outstanding New Common Stock of the Company. In addition, the Registration Rights Agreement provides the RRA Parties with certain piggyback registration rights.

Director Nomination Agreements

Also pursuant to the Plan of Reorganization, the Company entered into (i) a Director Nomination Agreement with American Securities, and (ii) a Director Nomination Agreement with Carl Marks (both agreements together, the “Director Nomination Agreements,” and the lender parties thereto, the “Nominating Lenders”) on the Effective Date. Each of the Director Nomination Agreements provides that as long as the applicable Nominating Lender(s) is the beneficial owner of a number of shares of New Common Stock that is 50% or more of the number of shares distributed to such Nominating Lender(s) pursuant to the Plan of Reorganization (in such capacity, a “Continuing 50% Holder”), the Company will nominate for election to membership on its Board of Directors one individual designated by each such Continuing 50% Holder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, none of the Company’s executive officers served as: (i) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation

Committee; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee; or (iii) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. No current or former officers or employees of the Company serve on the Compensation Committee.

NARRATIVE DISCLOSURE OF THE REGISTRANT’S COMPENSATION POLICIES AND

PRACTICES AS THEY RELATE TO THE REGISTRANT’S RISK MANAGEMENT

During 2009, the Company conducted a risk assessment of its compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. The Company believes that risk arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. For additional information with respect to the Company’s risk management process, please see the section “Board Oversight and Risk Management” above.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of the Company’s common stock beneficially owned, directly or indirectly, as of September 15, 2010, by (i) based on information filed with the Securities and Exchange Commission, each person known by the Company to beneficially own more than 5% of its common stock; (ii) each current member of the Board; (iii) each of the Company’s Named Executive Officers (provided that in the case of Messrs. Maffucci, O’Donnell and Williamson, who were no longer employees of Xerium as of September 15, 2010, the data below is based upon information available to the Company); and (iv) all members of the Board and all of the Company’s executive officers as a group, and the percentage of the common stock outstanding represented by each such amount. As of September 15, 2010, the total number of shares of the Company’s common stock outstanding was 14,970,050. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares indicated as beneficially owned by such person. Except as indicated in the footnotes to this table, the address for each person listed below is c/o Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

	Common Stock, par value $0.001 per share
Name of Beneficial Owner	Number	Percent
AS Investors, LLC (1)	2,164,338	14.5%
Apax Europe IV GP Co. Ltd.(2)	2,063,877	13.1%
Carl Marks Management Company, LLC(3)	1,495,830	10.0%
Third Point LLC (4)	1,294,507	8.6%
Stephen Light (5)	181,715	1.2%
David Maffucci (6)	9,014	*
Michael O’Donnell (7)	31,094	*
David Pretty (8)	13,273	*
Peter Williamson (9)	892	*
Joan Badrinas Ardèvol (10)	20,310	*
Ambassador April H. Foley	0	*
Jay Gurandiano (11)	6,226	*
John F. McGovern	0	*
Edward Paquette (12)	9,367	*
Marc Saiontz (13)	0	*
James F. Wilson (14)	1,495,830	10.0%
All directors and officers as a group (13 people)(15)	1,752,635	11.6%

(*)	Less than 1%.
(1)

AS Investors, LLC’s address is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171. American Securities Partners V, L.P., American Securities Partners V(B), L.P., American Securities Partners V(C), L.P., (collectively, the

“Sponsors”) are owners of membership interests in AS Investors, LLC. American Securities Associates V, LLC is the general partner of each Sponsor. American Securities LLC provides investment advisory services to each Sponsor and to American Securities Associates V, LLC.

(2)	Apax Europe IV GP Co. Ltd.’s address is 13—15 Victoria Road, St Peter Port, Guernsey, Channel Islands GY1 3ZD. Includes 1,248,162 shares held by Apax WW Nominees Ltd. and 4,026 shares held by Apax-Xerium APIA L.P. Apax Europe IV GP Co. Ltd. is the managing general partner of Apax Europe IV GP L.P. Apax Europe IV GP LP is the managing general partner of Apax Europe IV-A, L.P. and of Apax-Xerium APIA LP. Apax WW Nominees Ltd. holds shares in Xerium as custodian and on behalf of Apax Europe IV-A, L.P. Includes 811,689 shares of common stock underlying warrants exercisable within 60 days of September 15, 2010.
(3)

Carl Marks Management Company, LLC’s address is 135 East 57th Street, New York, NY 10022. Represents 1,495,830 shares held by Carl Marks Strategic Investments, L.P., of which 947,284 were participated to Carl Marks Strategic Opportunities Fund, L.P. pursuant to the terms of a Master Participation Agreement, dated April 18, 2008. Carl Marks Management Company, LLC is the registered investment adviser of Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. CMSI GP, LLC is the general partner of Carl Marks Strategic Investments, L.P., and Carl Marks GP, LLC is the general partner of Carl Marks Strategic Opportunities Fund, L.P. Messrs. Andrew M. Boas, Robert C. Ruocco, and James Forbes Wilson are the managing members of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC.

(4)	Third Point LLC’s address is 390 Park Avenue, New York, NY 10022. Includes 1,294,507 shares held by Third Point Offshore Master Fund, L.P. Third Point LLC serves as investment manager or adviser to a variety of funds and managed accounts with respect to shares of Xerium held directly by such funds and accounts. Third Point Advisors II L.L.C. is the general partner of Third Point Offshore Master Fund, L.P. Mr. Daniel S. Loeb is the Chief Executive Officer of Third Point LLC.
(5)	Includes 71,465 shares of common stock underlying warrants exercisable within 60 days of September 15, 2010.
(6)	Mr. Maffucci resigned on August 13, 2010. Includes 3,545 shares of common stock underlying warrants exercisable within 60 days of September 15, 2010.
(7)	Mr. O’Donnell resigned on May 1, 2009. Includes 12,229 shares of common stock underlying warrants exercisable within 60 days of September 15, 2010.
(8)	Includes 5,220 shares of common stock underlying warrants exercisable within 60 days of September 15, 2010.
(9)	Represents shares of common stock and warrants registered in the name of Mr. Williamson with the Company’s transfer agent. Includes 351 shares of common stock underlying warrants exercisable within 60 days of September 15, 2010. Mr. Williamson’s employment with the Company terminated on March 31, 2010 when the term of his employment agreement expired and was not renewed. As of September 15, 2010, the Company has no additional knowledge of any shares beneficially owned by Mr. Williamson.
(10)	Includes 7,988 shares of common stock underlying warrants exercisable within 60 days of September 15, 2010.
(11)	Includes 3,556 shares of common stock (not including shares in respect of future dividend payments on the Company’s common stock) that will be paid to the non-management director upon the termination of his service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board. Also includes 2,445 shares of common stock underlying warrants and stock options exercisable within 60 days of September 15, 2010.
(12)	Includes 5,689 shares of common stock (not including shares in respect of future dividend payments on the Company’s common stock) that will be paid to the non-management director upon the termination of the director’s service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board. Also includes 3,678 shares of common stock underlying stock options exercisable within 60 days of September 15, 2010.
(13)	Mr. Saiontz’s business address is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.
(14)

Mr. Wilson’s business address is c/o Carl Marks Management Company, L.P., 900 Third Avenue, 33rd Floor, New York, NY 10022. Represents 1,495,830 shares of common stock described in note 2 above. Mr. Wilson is a managing member of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC. Carl Marks Management Company, LLC is the registered investment adviser of Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. CMSI GP, LLC is the general partner of Carl Marks Strategic Investments, L.P., and Carl Marks GP, LLC is the general partner of Carl Marks Strategic Opportunities Fund, L.P. Mr. Wilson’s indirect interest in the securities reported herein (if any) is limited to his pecuniary interest in Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. (if any).

(15)	Includes an aggregate of 100,988 shares of common stock underlying warrants and stock options exercisable within 60 days of September 15, 2010. Also includes an aggregate of 9,245 shares of common stock (not including shares in respect of future dividend payments on the Company’s common stock) that will be paid to Messrs. Gurandiano and Paquette upon the termination of their service on the Board in respect of outstanding restricted stock units earned as part of the directors’ compensation for service on the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of its common stock to file reports of ownership of, and transactions in, its common stock with the Securities and Exchange Commission. Based on the Company’s review of the reports it has received, the Company believes that all of its directors, officers and persons owning more than 10% of its common stock complied with all reporting requirements applicable to them with respect to transactions in 2009, except that: Thomas Johnson filed a late Form 4 on January 7, 2010 with respect to a transaction on April 23, 2009; Joan Badrinas Ardèvol, David J. Pretty and Peter Williamson each filed a late Form 4 on January 7, 2010 with respect to transactions on January 21, 2009; and Stephen R. Light filed a late Form 4 on January 7, 2010 with respect to transactions on January 21, 2009 and June 12, 2009.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010. Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2009. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The following table shows information about fees paid by the Company to Ernst & Young LLP.

	2009	2008
Audit fees (a)	$2,089,265	$1,847,825
Audit-related fees (b)	363,190	429,079
Tax fees (c)	251,291	205,002
All other fees (d)	—	—

Total fees	$2,703,746	$2,481,906

(a)	Audit fees were for professional services rendered for the audits of the Company’s consolidated financial statements (including services in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), foreign statutory audit fees, attest services, reviews of quarterly results, consents and assistance with and review of documents filed with the SEC and related out-of-pocket expenses.
(b)	Audit-related fees were for technical, financial reporting and compliance services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not included under the heading “Audit fees.”
(c)	Tax fees include tax compliance, tax planning and tax advice.
(d)	All other fees include services not included in (a), (b) or (c) above.

The Audit Committee is responsible for pre-approving all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee has adopted a policy which sets forth procedures and conditions pursuant which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Under the policy, unless the Audit Committee states a different term, the term of any pre-approval extends from the date of the pre-approval until the next meeting of the Audit Committee at which it reviews all outstanding pre-approvals and renews, modifies and/or discontinues each such pre-approval. The Audit Committee has delegated certain pre-approval responsibilities to its Chairman, currently Mr. Paquette. Any services pre-approved by the Chairman are to be reported to the Audit Committee at its next general meeting. Any proposed services exceeding pre-approved cost levels or with scope greater than that which is pre-approved requires specific approval by the Audit Committee in advance of the provision of the service. The Audit Committee pre-approved all audit and non-audit services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2009 and December 31, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals of business and nominations for directors for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s By-laws. To be eligible, the stockholder proposals must be received by the Secretary of the Company on or before June 8, 2011. However, if the date of the 2011 Annual Meeting is changed by more than thirty (30) days from the date of the first anniversary of the 2010 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy statement for the 2011 Annual Meeting.

Under the Company’s By-laws, proposals of business and nominations for directors other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice in writing that contains the information required by the By-laws is timely delivered to the Secretary, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. To be timely, a notice with respect to the 2011 Annual Meeting of Stockholders must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2010 Annual Meeting, or, if the 2011 Annual Meeting of Stockholders is not held within thirty (30) days before or after such anniversary date or in the case of a special meeting, not later than the close of business on the tenth day following the date on which the notice of the meeting is mailed or public disclosure is made, whichever occurs first.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for 2009, as filed with the SEC, has been mailed with this Proxy Statement (without exhibits) and is also available without charge by writing to Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615. It can also be accessed free of charge by visiting the Company’s website at www.xerium.com.

DIRECTIONS TO OUR ANNUAL MEETING

From Raleigh or Durham International Airport, please take I-540 East for approximately 9.5 miles to Exit 11 (Six Forks Road). Bear right onto Six Forks Road for approximately one mile to 8537 Six Forks Road.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company does not household proxy materials, although some brokers may do so, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You should notify your broker if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, the Company will promptly deliver a separate copy of the annual report and proxy statement to you if you call 919-526-1444 or write to Investor Relations, Xerium Technologies, Inc., 8537 Six Forks Road, Suite 300, Raleigh, NC 27615.

COSTS

The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax or e-mail by directors, officers and other employees of the Company and the Company’s transfer agent, AST. Upon request, the Company will reimburse brokers, banks, custodians, other nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of the Company’s common stock that such entities hold of record.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

The Company’s Annual Report to Stockholders, including financial statements for 2009, is being mailed to you together with this Proxy Statement.

XERIUM TECHNOLOGIES, INC.

Please take note of the important information enclosed with this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please vote by mail prior to the Annual Meeting of Stockholders to be held on October 29, 2010.

Thank you in advance for your prompt consideration of these matters.

1                     ¢

XERIUM TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 29, 2010

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Stephen R. Light and Kevin McDougall, or any of them, each with full power of substitution, as proxies, to vote at the Annual Meeting of Stockholders of Xerium Technologies, Inc. (the “Company”) to be held at the Company’s offices located at 8537 Six Forks Road, Suite 300, Raleigh, NC 27615, on Friday, October 29, 2010 at 9 A.M. Eastern time, and any adjournment thereof, all the shares of Common Stock of the Company which the stockholder(s) could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote as specified on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side.)

COMMENTS:

¢                                                                                                                                                                                                        14475   ¢

ANNUAL MEETING OF STOCKHOLDERS OF

XERIUM TECHNOLOGIES, INC.

October 29, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the

on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account

Number shown on your proxy card.

COMPANY NUMBER
Vote online until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.xerium.com
i	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.	i

¢ 20730000000000001000 4	102910

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF  DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN,

DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Ratification of appointment of Ernst & Young LLP.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡Stephen R. Light ¡Ambassador April H. Foley ¡Jay J. Gurandiano ¡John F. McGovern ¡Edward Paquette ¡Marc Saiontz ¡James F. Wilson	Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
☐	FOR ALL EXCEPT (See instructions below)
(Use these circles to withhold authority. (See Instructions below.)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Mark box at right if you have noted comments. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor,

              administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF STOCKHOLDERS OF

XERIUM TECHNOLOGIES, INC.

October 29, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.xerium.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20730000000000001000 4	102910

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN,

DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Ratification of appointment of Ernst & Young LLP.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡Stephen R. Light ¡Ambassador April H. Foley ¡Jay J. Gurandiano ¡John F. McGovern ¡Edward Paquette ¡Marc Saiontz ¡James F. Wilson	Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
☐	FOR ALL EXCEPT (See instructions below)
(Use these circles to withhold authority. (See Instructions below.)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Mark box at right if you have noted comments. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢